                                                                     Exhibit 4.7


                                            HINKLE, EBERHART & ELKOURI, L.L.C.

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                                     LEASE

                                BY AND BETWEEN

                            CITY OF WICHITA, KANSAS

                                      AND

                         ROYAL CARIBBEAN CRUISES LTD.

                         DATED AS OF DECEMBER 1, 1997

================================================================================

1677850N.003
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                                     LEASE

                                TABLE OF CONTENTS
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             Parties.........................................................      1
             Recitals........................................................      1

                                    ARTICLE I

Section 1.1. Definitions.....................................................      2
Section 1.2. Representations and Covenants by Tenant.........................     10
Section 1.3. Representations and Covenants by Issuer.........................     10

                                   ARTICLE II

Section 2.1. Granting of Leasehold...........................................     11

                                   ARTICLE III

Section 3.1. Basic Rent......................................................     11
Section 3.2. Acquisition of Bonds............................................     11
Section 3.3. Additional Rent.................................................     11
Section 3.4. Rent Payable Without Abatement or Setoff........................     11
Section 3.5. Prepayment of Basic Rent........................................     12
Section 3.6. Deposit of Rent by Trustee......................................     12

                                   ARTICLE IV

Section 4.1. Disposition of Original Proceeds................................     12

                                    ARTICLE V

Section 5.1. Project Contracts...............................................     12
Section 5.2. Payment of Project Costs........................................     13
Section 5.3. Completion of Project...........................................     13
Section 5.4. Deficiency of Project Fund......................................     13
Section 5.5. Surplus in Project Fund.........................................     14
Section 5.6. Right of Entry by Issuer........................................     14
Section 5.7. Machinery and Equipment Purchased by Tenant.....................     14
Section 5.8. Project Property of Issuer......................................     14
Section 5.9. Kansas Retailers' Sales Tax.....................................     14
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                                   ARTICLE VI

Section 6.1.  Impositions...............................................     15
Section 6.2.  Receipted Statements......................................     15
Section 6.3.  Issuer May Not Sell.......................................     15
Section 6.4.  Contest of Impositions....................................     15
Section 6.5.  Ad Valorem Taxes..........................................     15
Section 6.6.  Agreement for Payment in Lieu of Taxes ...................     16
Section 6.7.  Insurance ................................................     16
Section 6.8.  General Insurance Provisions .............................     17

                                   ARTICLE VII

Section 7.1.  Use of Project............................................     18
Section 7.2.  Environmental Provisions..................................     18

                                  ARTICLE VIII

Section 8.1.  Sublease by Tenant........................................     20
Section 8.2.  Assignment by Tenant......................................     20
Section 8.3.  Release of Tenant.........................................     20
Section 8.4.  Mergers and Consolidations with Related Entities..........     20
Section 8.5.  Mergers and Consolidations................................     21
Section 8.6.  Covenant Against Other Assignments........................     21

                                   ARTICLE IX

Section 9.1.  Repairs and Maintenance...................................     21
Section 9.2.  Removal, Disposition and Substitution of Machinery and
                Equipment...............................................     21

                                    ARTICLE X

Section 10.1. Alteration of Project.....................................     23
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                                   ARTICLE XI

Section 11.1. Additional Improvements....................................     23

                                   ARTICLE XII

Section  12.1. Securing of Permits and Authorizations....................     24
Section  12.2. Mechanics' Liens..........................................     24
Section  12.3. Contest of Liens..........................................     24
Section  12.4. Utilities.................................................     24

                                  ARTICLE XIII

Section  13.1. Indemnity.................................................     24

                                   ARTICLE XIV

Section  14.1. Access to Project.........................................     25

                                   ARTICLE XV

Section  15.1. Option to Extend Term.....................................     25

                                   ARTICLE XVI

Section  16.1. Option to Purchase Project................................     26
Section  16.2. Quality of Title and Purchase Price.......................     26
Section  16.3. Closing of Purchase.......................................     26
Section  16.4. Effect of Failure to Complete Purchase....................     27
Section  16.5. Application of Condemnation Awards if Tenant Purchases
                 Project.................................................     27

                                  ARTICLE XVII

Section  17.1. Damage and Destruction....................................     28
Section  17.2. Condemnation..............................................     28

                                  ARTICLE XVIII

Section  18.1. Termination by Reason of Change of Circumstances..........     29
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                                   ARTICLE XIX

Section  19.1. Remedies on Default.......................................     29
Section  19.2. Survival of Obligations...................................     30
Section  19.3. No Remedy Exclusive.......................................     31

                                   ARTICLE XX

Section  20.1. Performance of Tenant's Obligations by Issuer.............     31

                                   ARTICLE XXI

Section  21.1. Surrender of Possession...................................     31

                                  ARTICLE XXII

Section  22.1. Notices...................................................     32

                                  ARTICLE XXIII

Section  23.1. Net Lease.................................................     32
Section  23.2. Funds Held by Trustee After Payment of Bonds..............     32

                                  ARTICLE XXIV

Section  24.1. Rights and Remedies.......................................     32
Section  24.2. Waiver of Breach..........................................     32
Section  24.3. Parties Shall Not Unreasonably Withhold Consents and
                 Approvals...............................................     33

                                   ARTICLE XXV

Section  25.1. Quiet Enjoyment and Possession............................     33

                                  ARTICLE XXVI

Section  26.1. Investment Tax Credit; Depreciation.......................     33
Section  26.2. Financial Information.....................................     33
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                                 ARTICLE XXVII

Section  27.1. Amendments................................................     33
Section  27.2. Granting of Easements.....................................     33
Section  27.3. Security Interests........................................     34
Section  27.4. Construction and Enforcement..............................     34
Section  27.5. Invalidity of Provisions of Lease.........................     34
Section  27.6. Covenants Binding on Successors and Assigns...............     34
Section  27.7. Section Headings..........................................     34
Section  27.8. Execution of Counterparts.................................     34
Section  27.9. Equal Employment Opportunity..............................     35

         Executions, Seals & Acknowledgments.............................     37
         Appendix A - Form of Payment Order
         Schedule I - Property Subject to the Lease

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                                     LEASE

      THIS LEASE, made and entered into as of December 1, 1997 (the "Lease"), by and between the City of Wichita, Kansas, a municipal corporation of the State of Kansas (the "Issuer"), and Royal Caribbean Cruises Ltd., a corporation organized under the laws of Liberia and qualified to conduct its business in the State of Kansas (the "Tenant").

      WITNESSETH:

      WHEREAS, Issuer is a municipal corporation duly organized and existing under the laws of the State of Kansas, believing itself to have full lawful power and authority to enter into this Lease by and through its governing body; and

      WHEREAS, the governing body of the Issuer adopted an Ordinance on November 25, 1997 (the "Ordinance") providing for the issuance of a series of Bonds to be designated the "City of Wichita, Kansas, Taxable Industrial Revenue Bonds, Series XI, 1997 (Royal Caribbean Cruises Ltd.)" in the aggregate principal amount of $6,000,000 (the "1997 Bonds") for the purpose of acquiring, purchasing, constructing and equipping a telephone reservation center in an existing facility located in the City of Wichita, Kansas (the "Project"); and

      WHEREAS, Issuer in furtherance of the purposes and pursuant to the provisions of the laws of the State, including the Act, and in order to provide for the industrial and commercial development and welfare of the City of Wichita, Kansas, and its environs and to provide employment opportunities for its citizens and to promote the economic stability of the State of Kansas, intends to:

      (a) Provide for the acquisition, purchasing, construction and equipping of the Project;

      (b) Lease the Project (as hereinafter defined) to Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

      (c) Issue, for the foregoing purposes, the 1997 Bonds under and pursuant to and subject to the provisions of the Act and Indenture (as hereinafter defined), said Indenture being incorporated herein by reference and authorized by the Ordinance; and

      WHEREAS, Tenant, consistent with the foregoing intent of Issuer, desires to lease the Project from Issuer for the rentals and upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Issuer and Tenant do hereby covenant and agree as follows:

1677850N.003
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                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1 Definitions. In addition to the words, terms and phrases elsewhere defined in this Lease, the following words, terms and phrases as used herein shall have the following meanings unless the context or use indicates another or different meaning or intent:

      "Act" means K.S.A. 12-1740 to 12-1749d, inclusive, as amended.

      "Additional Bonds" means any Bonds issued in addition to the 1997 Bonds pursuant to Section 209 of the Indenture.

      "Additional Rent" means all reasonable or necessary fees, charges and expenses of the Trustee, all Impositions, all amounts required under Article XXIV hereof, all other payments of whatever nature which Tenant has agreed to pay or assume under the provisions of the Lease and all expenses (including reasonable attorney's fees) incurred by Issuer or Trustee in connection with the enforcement of any rights under the Lease or the Indenture.

      "Additional Term" shall mean that term commencing on the last day of the Basic Term and terminating 5 years thereafter.

      "Authorized Tenant Representative" means Vice President, Human Resources, of Royal Caribbean Cruises Ltd. or such persons at the time designated to act on behalf of the Tenant as evidenced by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Tenant by its President, Vice President, Treasurer, Secretary or any Assistant Secretary. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Tenant Representative.

      "Bankruptcy Code" means Title 11 of the United States Code, as amended.

      "Basic Rent" means the amount when added to Basic Rent Credits which is sufficient to pay, on the next Payment Date, all principal of, redemption premium, if any, and interest on the Bonds which are due and payable on such Payment Date, and all payments made pursuant to the provisions of Section 3.2 of the Bond Purchase Agreement.

      "Basic Rent Credits" means all funds on deposit in the Principal and Interest Payment Account and available for the payment of principal of, redemption premium, if any, and interest on the Bonds on any Payment Date.

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      "Basic Rent Payment Date" means, for purposes of the 1997 Bonds, each
Payment Date applicable thereto.

      "Basic Term" means that term commencing as of the date hereof and ending when the principal of, premium, if any and interest on all the Bonds are paid pursuant to the provisions of the Indenture hereinafter described.

      "Bond Purchase Agreement" means that the Bond Purchase Agreement dated as of December 1, 1997, between the Issuer and the Original Purchaser.

      "Bonds" means collectively the fully registered 1997 Bonds and any Additional Bonds.

      "Bond Counsel" means any attorney or firm of attorneys acceptable to the Trustee, Tenant and Issuer.

      "Bondowner", "Bondholder", "Holder" or "Owner" means the registered owner of any fully registered Bond.

      "Business Day" means a day which is not a Saturday, Sunday or any day designated as a holiday by the Congress of the United States or by the legislature of the State and on which banks in the State are not authorized to be closed.

      "Certificate of Completion" means a written certificate signed by the Authorized Tenant Representative stating that (1) the Project has been completed in accordance with the plans and specifications prepared or approved by Issuer or Tenant, as the case may be; (2) the Project has been completed in a good and workmanlike manner; (3) no mechanic's or materialmen's liens have been filed, nor is there any basis for the filing of such liens, with respect to the Project; (4) all Improvements constituting a part of the Project are located or installed upon the Land; and (5) if required by resolutions duly adopted by Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to the Project.

      "Change of Circumstances" means the occurrence of any of the following events:

            (1) title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain;

            (2) the Project is damaged or destroyed, in whole or in part, by fire, theft or other casualty; or

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                                     -3-

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            (3) as a result of changes in the Constitution of the State or of legislative or administrative action by the State or any municipal corporation thereof, or by the United States, or by reason of any action instituted in any court, the Lease shall become void or unenforceable, or impossible of performance without unreasonable delay or by reason of such change of circumstances, unreasonable burdens or excessive liabilities are imposed by the Lease upon Tenant.

      "Completion Date" means the date of completion of the acquisition, purchase, construction and installation of the Project established as such pursuant to Section 5.4 hereof.

      "Costs of Issuance" means any and all expenses of whatever nature incurred in connection with the issuance and sale of the Bonds, including but not limited to the Trustee's initial fees and expenses, bond and other printing expenses, and legal fees and expenses of counsel.

      "Default" means any event or condition the occurrence of which, with the lapse of time or the giving of notice or both, constitutes an Event of Default.

      "Delivery Date" means December 17, 1997.

      "Event of Bankruptcy" means an event whereby the Tenant shall: (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) suffer the entry of a final and nonappealable court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, which order, if the Tenant has not consented thereto, shall not be vacated, denied, set aside or stayed within 60 days after the day of entry; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

      "Event of Default" means any one of the following events:

      (a) Failure of Tenant to make any payment of Basic Rent at the time and in the amounts required hereunder and the continuance thereof for more than (i) five (5) business days after notice of such failure is given to the Tenant by the Trustee in the case of Basic Rent due with respect to interest on the Bonds, or (ii) twenty-four (24) hours after notice of such failure is given to the Tenant by the Trustee in the case of Basic Rent due with respect to premium, if any, or principal of the Bonds; or

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      (b) Failure of Tenant to make any payment of Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of the Lease on the Tenant's part to be observed or performed, if the same is not remedied within ninety (90) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default; provided that (i) Tenant has commenced such correction within said 90-day period, and (ii) Tenant diligently prosecutes such correction to completion); or

      (c) An Event of Bankruptcy; or

      (d) Tenant abandons the Project.

      "Holder" shall have the same meaning as Bondowner.

      "Hazardous Materials" means

      A. Any hazardous or toxic substances, material or waste;

            (1) designated or defined as a "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. and regulations promulgated thereunder, as amended; or

            (2) designated or defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and regulations promulgated thereunder, as amended; or

            (3) designated or defined as a "hazardous substance" pursuant to the Clean Water Act, 33 U.S.C. Section 1251 et seq. and regulations promulgated thereunder, as amended; or

            (4) designated or defined as a "hazardous air pollutant" pursuant to the Clean Air Act, 42 U.S.C. Section 7401 et seq. and regulations promulgated thereunder, as amended; or

            (5) designated or defined as a "hazardous waste" or "acutely hazardous waste" pursuant to K.S.A. 65-3430 et seq. and regulations promulgated thereunder, as amended; and/or

      B. Any substances, materials or waste, without limitation which contain gasoline diesel fuel or other petroleum hydrocarbons; and the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy or under common law.

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

      "Impositions" means all taxes and assessments, general and special, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or payable for or in respect of the Project or any part thereof, or any improvements at any time thereon or Tenant's interest therein, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would encumber Issuer's title to the Project.

      "Improvements" means the buildings, improvements, machinery, equipment and furnishings acquired, constructed or installed with proceeds of the Bonds, as more particularly described on Schedule I hereto.

      "Indenture" means the Trust Indenture dated as of the date hereof, by and between the Issuer and the Trustee, as it now exists and as it may from time to time be amended and supplemented by Supplemental Indentures in accordance with the provisions thereof.

      "Interest Payment Date" means January 1 and July 1 in each year, commencing as of July 1, 1998 and terminating when the principal of, redemption premium, if any, and interest on the Bonds have been fully paid.

      "Issuer" means the City of Wichita, Kansas, a municipal corporation organized and existing under the laws of the State of Kansas, and its successors and assigns.

      "Land" means the real property as described on Schedule I hereto.

      "Lease" means this Lease, as it now exists and as it may from time to time be amended and supplemented in accordance with the provisions thereof and of
Article XII of the Indenture.

      "Net Proceeds" means, when used with respect to any insurance or condemnation award with respect to the Project, the proceeds from the insurance or condemnation award remaining after the payment of all expenses (including attorneys' fees and any extraordinary expenses of the Trustee) incurred in the collection of such proceeds.

      "1997 Bonds" means the City of Wichita, Kansas, Taxable Industrial Revenue Bonds, Series XI, 1997 (Royal Caribbean Cruises Ltd.) in the aggregate principal amount of $6,000,000.

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

      The term "Notice Address" shall mean:

      (1)   With respect to the Tenant:

            Royal Caribbean Cruises Ltd.
            1050 Caribbean Way
            Miami, Florida 33132-2096
            Attn: Vice President, Human Resources

            with a copy to:

            General Counsel
            Royal Caribbean Cruises Ltd.
            1050 Caribbean Way
            Miami, Florida 33132-2096

      (2)   With respect to the Issuer:

            City of Wichita, Kansas
            City Hall - 455 North Main
            Wichita, Kansas  67202
            Attn:  City Clerk

      (3)   With respect to the Trustee:

            INTRUST Bank, N.A.
            100 North Main
            Wichita, Kansas 67202
            Attn:  Corporate Trust Department

      "Notice Representative" means:

            (1) With respect to the Tenant, its Vice President, Human Resources.

            (2) With respect to the Issuer, its duly elected or appointed City
                Clerk.

            (3) With respect to the Trustee, any trust officer thereof.

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

      "Ordinance" means Ordinance No.43-641 of the City of Wichita, Kansas, which specifically authorizes the issuance of the 1997 Bonds.

      "Original Proceeds" means all proceeds, including accrued interest, if any, derived from the sale of the Bonds to the Original Purchaser.

      "Original Purchaser" means Royal Caribbean Cruises Ltd., a Liberia corporation qualified to do business in the State of Kansas.

      "Outstanding" means, as of a particular date, Bonds heretofore issued, authenticated and delivered, except:

      (a) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation pursuant to the Indenture;

      (b) Bonds for the payment or redemption of which moneys or investments have been deposited in trust with the Trustee for the benefit of the Owners of the Bonds in accordance with the provisions of the Indenture; and

      (c) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to the Indenture.

      "Owner" means the registered owner of any fully registered bond.

      "Payment Date" means any date on which the principal of or interest on any Bonds is payable.

      "Permitted Encumbrances" means and includes any restriction or encumbrance prohibiting the current or future use of property in connection with the operation of a gambling facility which consists of multi-game casino-style gambling on the property.

      "Principal and Interest Payment Account" means that account authorized and established with the Trustee by the Indenture and designated "City of Wichita, Kansas Principal and Interest Payment Account (Royal Caribbean Cruises Ltd.)".

      "Principal Payment Date" means January 1, 2008.

      "Project" means and includes the Land and Improvements and any future Project Additions.

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

      "Project Additions" means any real property improvements, machinery, equipment or furnishings acquired, constructed or installed from proceeds of any Additional Bonds authorized and issued pursuant to the Indenture.

      "Project Costs" means those costs incurred in connection with the Project, including:

            (a) all costs and expenses incident or necessary to the acquisition of the Project including such of the improvements as are acquired, purchased, constructed, installed or in progress at the date of such acquisition;

            (b) fees and expenses of architects, appraisers, surveyors and engineers for estimates, surveys, soil borings and soil tests and other preliminary investigations and items necessary to the commencement of construction, preparation of plans, drawings and specifications and supervision of construction, as well as for the performance of all other duties of architects, appraisers, surveyors and engineers in relation to the construction, furnishing and equipping of the Project or the issuance of the Bonds;

            (c) all costs and expenses incurred in constructing, acquiring, installing, furnishing or equipping the Project;

            (d) payment of interest actually incurred on any interim financing obtained from a lender unrelated to the Tenant for performance of work on the Project prior to the issuance of the Bonds;

            (e) Costs of Issuance.

      "Project Fund" means the account authorized and established with the Trustee pursuant to the Indenture and designated the "City of Wichita, Kansas, Project Fund (Royal Caribbean Cruises Ltd.)".

      "Project Replacement Fund" means that fund authorized and established with the Trustee by the Indenture and designated the "City of Wichita, Kansas, Project Replacement Fund (Royal Caribbean Cruises Ltd.)".

      "Record Date" means the date fifteen days prior to each Principal Payment Date or Interest Payment Date.

      "State" means the State of Kansas.

      "Tenant" means Royal Caribbean Cruises Ltd., a Liberian corporation duly qualified to do business in the State, and the successors or assigns to its interest under the Lease.

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                                     -9-

      "Trustee" means INTRUST Bank, N.A., Wichita, Kansas, in its capacity as trustee, bond registrar and fiscal agent and its successor or successors and any other corporation or association which at the time may be substituted in its place pursuant to and at the time serving as Trustee under this Indenture.

      Section 1.2 Representations and Covenants by Tenant. Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

      (a) Due Organization and Authority of Tenant. Tenant represents that it is a Liberian corporation, duly authorized and qualified to do business in the State of Kansas, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

      (b) Maintenance of Existence by Tenant. The Tenant or other entity into which it may be merged shall maintain and preserve its existence and organization as a corporation or other legal entity and its authority to do business in the State of Kansas and to operate the Project. Tenant shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without
(1) securing the prior written consent thereto of the Issuer, which consent will not be unreasonably withheld, and (2) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds. Tenant covenants to take appropriate steps to extend its corporate existence if necessary by reason of an impending expiration of corporate existence before the Bonds are paid.

      (c) No Conflicts. Tenant represents that neither the execution and delivery of the Lease, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of the Lease contravenes the Certificate of Incorporation, or Bylaws of the Tenant, or conflicts with or results in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or constitutes a default (disregarding any required notice or the passage of any period of time) under any of the foregoing, or results in creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

      (d) Valid Obligations. The Lease constitutes a legal, valid and binding obligation of the Tenant enforceable in accordance with its terms.

      Section 1.3. Representations and Covenants by Issuer. Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

      (a) In the opinion of the City Attorney, it is a municipal corporation existing under the Constitution and laws of the State of Kansas. To the best of its knowledge, Issuer has the power to enter into and perform the Lease and the Indenture and to carry out its obligations hereunder and thereunder.

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                                     -10-

      (b) It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused any lien, claim or encumbrance to be placed against, the Project, except for the Lease, the pledge of the Project pursuant to the Indenture and Permitted Encumbrances.

      (c) Issuer will not during the Basic Term or the Additional Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause any lien, claim or encumbrance (other than any applicable special assessments) to be placed against, the Project, except the Lease, the pledge of the Project pursuant to the Indenture and Permitted Encumbrances.

      (d) It has, to the best of its knowledge, duly authorized the execution and delivery of the Lease and the Indenture and the issuance, execution and delivery of the 1997 Bonds.

                                  ARTICLE II

      2.1 Granting of Leasehold. Issuer by these presents hereby rents, leases and lets unto Tenant and Tenant hereby rents, leases and hires from Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth, the Project for the Basic Term, subject to the restriction that no existing buildings, nor any new buildings constructed or placed upon the property, either temporarily or permanently, shall be used for housing the operation of any multi-game, casino-style gambling on the premises.

                                  ARTICLE III

      3.1 Basic Rent. Issuer reserves and Tenant covenants and agrees to pay to the Trustee hereinafter and in the Indenture designated, all Basic Rent in immediately available funds for the account of Issuer and during the Basic Term, for deposit in the Principal and Interest Payment Account established pursuant to the Indenture, on or before 10:00 a.m., Miami, Florida time, on the Basic Rent Payment Date.

      3.2 Acquisition of Bonds. In the event Tenant acquires any Outstanding Bonds, it may present the same to Issuer for cancellation, and upon such cancellation, Tenant's obligation to pay Basic Rent shall be reduced accordingly.

      3.3 Additional Rent. Within Thirty (30) days after receipt of written notice thereof, Tenant shall pay any Additional Rent.

      3.4 Rent Payable Without Abatement or Setoff. Tenant covenants and agrees with and for the express benefit of Issuer and the Bondowner that all payments of Basic Rent and Additional Rent shall be made by Tenant as the same become due, and that Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the

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Improvements shall have been acquired, started or completed, or whether Issuer's title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of Tenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any political subdivision of either, any change in Issuer's legal organization or status, or any default of Issuer hereunder, and regardless of the invalidity of any action of Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of the Lease, and Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under the Lease or which releases or purports to release Tenant therefrom. Nothing in the Lease shall be construed as a waiver by Tenant of any rights or claims Tenant may have against Issuer under the Lease or otherwise, but any recovery upon such rights and claims shall be had from Issuer separately, it being the intent of the Lease that Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under the Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Bondowners.

      3.5 Prepayment of Basic Rent. Tenant may at any time prepay all or any part of the Basic Rent without premium or penalty.

      3.6 Deposit of Rent by Trustee. The Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of the Lease and the Indenture.

                                  ARTICLE IV

      4.1 Disposition of Original Proceeds. The Original Proceeds of the 1997 Bonds shall be paid over to the Trustee for the account of Issuer. The Trustee shall, first, promptly pay from such Original Proceeds into the Principal and Interest Payment Account the full amount of any accrued interest and premium, if any, received upon such sale. The remainder of the proceeds of the 1997 Bonds shall be deposited by the Trustee in the Project Fund.

                                   ARTICLE V

      5.1 Project Contracts. It is recognized by the parties hereto that prior to the execution hereof Tenant may have entered into certain contracts with respect to the acquisition and/or construction of the Project, and that after the execution hereof, Tenant will enter into certain future contracts with respect to the acquisition and/or construction of the Project. All of said contracts are hereinafter referred to as the "Project Contracts". Prior to the execution hereof, certain work has been or may have been performed pursuant to said Project Contracts or otherwise. Tenant hereby conveys, transfers and assigns to Issuer all of Tenant's interest in the Project Contracts and Issuer hereby designates Tenant as Issuer's agent for the purpose of executing and performing the Project Contracts. After the execution hereof, Tenant shall cause the Project Contracts to be fully performed by the contractor(s) thereunder in accordance with the terms thereof, and Tenant covenants to cause the Improvements to be acquired, constructed and/or completed in accordance with the Project Contracts. Tenant warrants that the construction and/or

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acquisition of the Improvements in accordance with said Project Contracts will result in the Project being suitable for use by Tenant for its purposes. Any and all amounts received by Issuer, Trustee or Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund.

      5.2 Payment of Project Costs. Issuer hereby agrees to pay the Project Costs, but solely from the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form set forth in Appendix A hereto which is incorporated herein by reference, provided, however, that the Trustee shall not be obligated to make any payments hereunder if an Event of Default hereunder has occurred and is continuing.

      The sole obligation of Issuer under this paragraph shall be to authorize the Trustee and the Trustee is hereby directed, to make such disbursements upon receipt of such certificates. The Trustee may rely fully on any such directions and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee.

      Project Costs which are for the purchase and acquisition of any machinery and equipment constituting a part of the Project shall be paid upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form provided by Exhibit 2 to Appendix A hereto which is incorporated herein by reference and accompanied by such additional information as the Trustee may require provided, however, that the Trustee shall not be obligated to make any payments hereunder if an Event of Default hereunder has occurred and is continuing.

      The sole obligation of Issuer under this Section shall be to authorize the Trustee to make such disbursements upon receipt of said certificates. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith, except that with respect to requests for reimbursements directly to Tenant, the Trustee shall require such supporting evidence as would be required by a reasonable and prudent trustee. All machinery, equipment and/or personal property acquired, in whole or in part, with funds from the Project Fund pursuant to this section shall be and become part of the Project.

      5.3 Completion of Project. Tenant warrants that the Project, when completed, will be necessary or useful in its development for use by Tenant for its purposes. Tenant covenants and agrees to proceed diligently to complete the Project. Issuer also covenants and agrees to diligently proceed with the completion of the Project, provided that Issuer's obligations shall be limited to the availability of Bond proceeds for such purpose. Upon completion of the Project, Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee, and the date of such delivery shall be the Completion Date.

      5.4 Deficiency of Project Fund. If the Project Fund shall be insufficient to pay fully all Project Costs and to fully complete the Project, lien free, Tenant covenants to pay the full amount of any such

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

deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same shall become due, and Tenant shall save Issuer whole and harmless from any obligation to pay such deficiency.

      5.5 Surplus in Project Fund. Any amount remaining in the Project Fund after the Certificate of Completion has been delivered to the Trustee, shall be transferred by the Trustee into the Principal and Interest Payment Account and used and applied by Trustee for the purposes and at the times authorized by the Indenture.

      5.6 Right of Entry by Issuer. The duly authorized agents of Issuer and Trustee shall have the right upon reasonable notice at any reasonable time prior to the completion of the Project to have access to the Project or any parts thereof for the purpose of inspecting and supervising the acquisition, installation or construction thereof.

      5.7 Machinery and Equipment Purchased by Tenant. If no part of the purchase price of an item of machinery, equipment or personal property is paid from funds deposited in the Project Fund pursuant to the terms of the Lease or from the proceeds of the Bonds, then such item of machinery, equipment or personal property shall not be deemed a part of the Project.

      5.8 Project Property of Issuer. All buildings, improvements and work constituting a part of the Project, all work and materials on the Project as such work progresses, and the Project as fully completed, anything under the Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as repaired, rebuilt, rearranged, restored or replaced by Tenant under the provisions of the Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of Issuer.

      5.9  Kansas Retailers' Sales Tax.

      (a) The parties have entered into the Lease in contemplation that, under the existing provisions of K.S.A. 79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Project are entitled to exemption from the tax imposed by the Kansas Retailers' Sales Tax Act. The parties agree that Issuer shall, with Tenant's assistance and upon Tenant's request, attempt to promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the construction of the Project. Tenant covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project. The Issuer agrees that the Tenant, in addition to other contractors and subcontractors working on the Project, will serve as its own "contractor" within the meaning of K.S.A. 79-3602(r), as it may be amended from time to time in making any acquisition of tangible personal property for the Project.

      (b) In the event the exclusion in K.S.A. 79-3606(d) is repealed or held not applicable to the Lease, then in such event the parties acknowledge that any tax imposed by the Kansas Retailers Sales Tax Act upon the purchase of tangible personal property comprising the Project, together with any applicable

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

interest and penalty, shall be paid by the Tenant, as Additional Rent, or the tax may be paid by the Tenant directly to the retailer at the option of the Issuer at the time of purchase of said tangible personal property.

                                  ARTICLE VI

      6.1 Impositions. Tenant shall, during the life of the Lease, bear, pay and discharge, before the delinquency thereof, any and all Impositions. In the event any Impositions may be lawfully paid in installments, Tenant shall be required to pay only such installments thereof as become due and payable during the life of the Lease as and when the same become due and payable. Issuer covenants that without Tenant's written consent it will not, unless required by law, or otherwise allowed hereunder, take any action intended to cause or induce the levying or assessment of any Imposition which Tenant would be required to pay under this Article and that should any such levy or assessment (other than one required by law or allowed hereunder) be threatened or occur Issuer shall, at Tenant's request meet and confer with Tenant as to possible means to prevent any such levy or assessment.

      6.2 Receipted Statements. Unless Tenant exercises its right to contest any Impositions in accordance with Section 6.4 hereof, Tenant shall, within thirty
(30) days after the last day for payment, without penalty or interest, of an Imposition which Tenant is required to bear, pay and discharge pursuant to the terms hereof, deliver to Issuer a photostatic or other suitable copy of the statement issued therefor duly receipted to show the payment thereof.

      6.3 Issuer May Not Sell. Issuer covenants that, unless Tenant is in default under the Lease it will not, without Tenant's written consent, unless required by law, sell or otherwise part with or encumber (except for Permitted Encumbrances) its fee or other ownership interest in the Project at any time during the life of the Lease.

      6.4 Contest of Impositions. Tenant shall have the right, in its own or Issuer's name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted at least Ten (10) days before the Imposition complained of becomes delinquent if, and provided, Tenant (i) before instituting any such contest, shall give Issuer written notice of its intention to do so and, if requested in writing by Issuer, shall deposit with the Trustee a surety bond of a surety company acceptable to Issuer as surety, in favor of Issuer, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and costs of suit, and (ii) shall diligently prosecute any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (iii) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof. Tenant shall hold Issuer whole and harmless from any costs and expenses Issuer may incur related to any such contest.

      6.5  Ad Valorem Taxes.

      (a) The parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, it is their intention that the property constructed or purchased with the proceeds of the Bonds, including any Additional Bonds shall be entitled to exemption from ad valorem taxation for a period of ten

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

(10) calendar years after the calendar year in which the Bonds are issued, provided proper application is made therefore. Issuer covenants that, except as otherwise allowed herein, it will not voluntarily take any action intended to cause or induce the levy or assessment of ad valorem taxes on the Project so long as the Issuer holds title to said property and any of the Bonds are outstanding and unpaid or for said ten (10) year period, whichever shall be the shorter time. Issuer further covenants that it will reasonably cooperate with Tenant to make all necessary filings regarding the application for such ad valorem tax exemption on or before March 1 in the calendar year following the calendar year in which the Bonds were issued, and will cooperate with Tenant in regard to annual filings from time to time in an effort to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-210 et seq. and the State Department of Revenue. Notwithstanding any of the foregoing provisions, if the Tenant fails to demonstrate a good faith effort to achieve its proposed employment goals or its Equal Opportunity/Affirmative Action goals, the City may revoke the tax abatement by either imposing payments in lieu of taxes (which the Tenant hereby agrees to pay) or by declining to make the annual exemption filing with the County Appraiser's Office.

      (b) The parties hereto acknowledge their understanding that under the existing provisions of K.S.A. 79-201a, as amended, the property constructed or purchased with the proceeds of the Bonds (including specifically the Project), shall be entitled to exemption from ad valorem taxation for the periods above-described without regard to whether such property is located in an environmental redevelopment project area created under K.S.A. 12-1771a. Notwithstanding the parties' understanding, nothing herein shall be deemed to limit the Issuer's authority to create any such areas pursuant to K.S.A. 12-1771a, nor the Issuer's authority to create redevelopment project areas pursuant to, K.S.A. 12-1770 et seq., generally.

      6.6 Agreement For Payment in Lieu of Taxes. Commencing in calendar year 2003, Tenant shall make a payment in lieu of taxes to the Issuer in an amount equal to the ad valorem tax payment that would be due and owing if the foregoing exemption set forth in Section 6.5 were not in effect.

      6.7 Insurance. Tenant shall and covenants and agrees that it will, throughout the Basic Term, at its sole cost and expense, keep the following policies of insurance in full force and effect:

      (a) General accident and public liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Project) under which Issuer, Tenant and Trustee shall be named as insureds or additional named insured, in an amount not less than the then maximum liability of a government entity for claims arising out of a single occurrence as provided by the Kansas tort claims act or other similar future law (currently $500,000 per occurrence); which policy shall provide that such insurance may not be canceled by the issuer thereof without at least thirty (30) days' advance written notice to Issuer, Tenant and Trustee, such insurance to be maintained throughout the life of this Lease;

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
      (b)  Workers' Compensation Insurance;

      (c) With regard to buildings and improvements constituting a part of the Project, a policy or policies of insurance insuring the Project against fire, lightning and all other risks covered by the broadest form extended coverage endorsement then and from time to time thereafter in use in the State to the Full Insurable Value of the Project. Such policy or policies of insurance shall name Issuer, Tenant and the Trustee as insureds, as their respective interests may appear, and all payments received under such policy or policies by Issuer or Tenant shall be paid over to the Trustee and be deposited in the Project Fund.

      Section 6.8.  General Insurance Provisions.

      (a) Not less than thirty (30) days prior to the expiration dates of the expiring policies, originals or certificates or acceptable binders of the policies provided for in this Article, each bearing notations evidencing payment of the premiums or other evidence of such payment satisfactory to Issuer, shall be delivered by Tenant to the Trustee. All policies of such insurance and all renewals thereof shall name Issuer, Tenant and the Trustee as insureds as their respective interests may appear, shall contain a provision that such insurance may not be canceled or amended by the issuer thereof without at least thirty
(30) days' written notice to Issuer, Tenant and the Trustee and shall, to the extent the proceeds from such insurance exceed $100,000, be payable to the Trustee. Issuer and Tenant each hereby agree to take appropriate steps, be it the endorsement of checks or otherwise, to cause any such payment made by insurors to be directed to the Trustee, as long as such payment is required by this Lease to be made to the Trustee. Any charges made by the Trustee for its services shall be paid by Tenant.

      (b) Each policy of insurance hereinabove referred to shall be issued by a nationally recognized responsible insurance company qualified under the laws of the state to assume the risks covered therein.

      (c) The initial premium on the policies of insurance herein required shall be paid by Tenant prior to or concurrently with the issuance of the Bonds, or at such later date as such policies of insurance may be required to be in force under the terms of this Article, and evidence of such insurance shall be filed with the Trustee at such time.

      (d) Each policy of insurance hereinabove referred to may be subject to a reasonable deductible in an amount approved by the Trustee.

      (e) Each policy of insurance required herein may be provided through blanket policies maintained by Tenant.

      (f) Anything in this Lease to the contrary notwithstanding, Tenant shall be liable to Issuer and Tenant agrees to indemnify and hold the Issuer harmless pursuant to the provisions of this Lease or

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

otherwise, from any liability or loss which arises from or is related to any loss or damage which may have been occasioned by the negligence of Tenant, its agents or employees.

      (g) The proceeds received pursuant to any such policy of insurance shall be deposited by the Trustee in accordance with the provisions of Section 17.1 of this Lease.

                                  ARTICLE VII

      7.1 Use of Project. Subject to the provisions of the Lease, Tenant shall have the right to use the Project for any and all purposes allowed by law and contemplated by the Constitution of the State and the Act. Tenant shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of the Lease. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of Tenant to comply with the provisions of this Article.

      7.2 Environmental Provisions.

      A. The Tenant hereby covenants that it will not cause or permit any Hazardous Materials (as defined herein) to be placed, held, located or disposed of, on, under or at the Project, other than in the ordinary course of business and in compliance with all applicable laws.

      B. In furtherance and not in limitation of any indemnity elsewhere provided to the Issuer hereunder and in the Indenture, the Tenant hereby agrees to indemnify and hold harmless the Issuer and the Trustee from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Issuer or the Trustee by any person, including any individual, partnership, joint venture, corporation or other business enterprise, or any other governmental unit or agency, for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Project of any Hazardous Material (including, without limitation, any losses, liabilities, reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any federal, state or local so-called "Superfund" or "Super lien" laws, or any other applicable statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standards of conduct concerning, any Hazardous Material) regardless of whether or not caused by or within the control of the Tenant.

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      C. If the Tenant receives any notice of (i) the happening of any event involving the use, other than in the ordinary course of business and in compliance with all applicable laws, spill, release, leak, seepage, discharge or cleanup of any Hazardous Material on the Project site or in connection with the Tenant's operations thereon or (ii) any complaint, order, citation or notice of violations with regard to air emissions, water discharges or any other environmental matter that could materially adversely affect the Tenant (an "Environmental Complaint") from any regulatory authority (including, without limitation, the United States Environmental Protection Agency (the "EPA"), and the Kansas Department of Health and Environment ("KDHE")) then the Tenant shall immediately notify the Issuer and the Trustee in writing of said notice.

      D. The Issuer shall have the right, but not the obligation, and without limitation of the Issuer's other rights under this Agreement, upon reasonable notice to the Tenant, to enter the Project or to take such actions as deemed necessary under any applicable environmental law, regulation or order to inspect, clean up, remove, resolve or minimize the impact of, or to otherwise deal with, any Hazardous Material or Environmental Complaint following receipt of any notice from any person, including any individual, partnership, joint venture, corporation or other business enterprise, or any other governmental unit or agency, asserting the existence of any Hazardous Material or an Environmental Complaint pertaining to the Project or any part thereof which, if true, could result in an order, suit or other action against the Tenant and/or which, in the reasonable judgment of the Issuer, could jeopardize its interests under this Lease; provided, that before the Issuer's rights set forth above may be exercised, the Tenant shall have first been provided a reasonable opportunity to take appropriate action to deal with such Hazardous Materials or Environmental Complaint. All reasonable costs and expenses incurred by the Issuer or Trustee in the exercise of any such rights shall be payable by the Tenant upon demand.

      E. If an Event of Default shall have occurred and be continuing, the Tenant at the request of the Issuer or Trustee shall periodically perform (at the Tenant's expense) an environmental audit and, if reasonably deemed necessary by the Issuer, an environmental risk assessment, (each of which must be reasonably satisfactory to the Issuer, of the Project, or the hazardous waste management practices and/or hazardous waste disposal sites used by the Tenant with respect to the Project. Said audit and/or risk assessment shall be conducted by an environmental consultant satisfactory to the Issuer or Trustee. Should the Tenant fail to perform any such environmental audit or risk assessment within thirty (30) days of the written request of the Issuer or Trustee, the Issuer or Trustee shall have the right, but not the obligation, to retain an environmental consultant to perform any such environmental audit or risk assessment. All costs and expenses incurred by the Issuer in the exercise of such rights shall be payable by the Tenant on demand.

      F. The Tenant shall not install nor permit to be installed in the Project friable asbestos or any banned substance containing asbestos and deemed hazardous by federal or state regulations applicable to the Project, and respecting such material, and with respect to any such material currently present in the Project, shall promptly either (i) remove any such material which such applicable regulations deem

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

hazardous and require to be removed or (ii) otherwise comply with such applicable federal and state regulations, at the Tenant's expense. If the Tenant shall fail to so remove or otherwise comply, the Issuer may declare an Event of Default and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with the applicable law, regulation, or order, and the costs thereof shall be payable by the Tenant on demand. The Tenant shall defend, indemnify, and save the Issuer and the Trustee harmless from all costs and expenses (including consequential damages) asserted or proven against the Tenant by any Person, as compliance with such regulations. The foregoing indemnification shall be a recourse obligation of the Tenant and shall survive the termination of this Lease.

      G. The indemnity provisions of this Section 7.2 shall survive the termination of the Lease.

                                 ARTICLE VIII

      8.1 Sublease by Tenant. Tenant may sublease portions of the Project to other entities, with the prior written consent of the Issuer and the Original Purchaser, which consent shall not be unreasonably withheld. Tenant may sublease portions of the Project for use by others in the normal course of its business without prior consent or approval. In the event of any such subleasing, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between Issuer or the Trustee and any such subtenant shall relieve Tenant of any of its duties and obligations hereunder. Any such sublease shall be subject and subordinate to the provisions of the Lease.

      8.2 Assignment by Tenant. Tenant may assign its interest in the Lease with the prior written consent of the Issuer and the Original Purchaser, which consent shall not be unreasonably withheld. In the event of any such assignment, Tenant shall remain fully liable for the performance of its duties and obligations hereunder, except to the extent hereinafter provided, and no such assignment and no dealings or transactions between Issuer or the Trustee and any such assignee shall relieve Tenant of any of its duties and obligations hereunder, except as may be otherwise provided in the following sections.

      8.3 Release of Tenant. If, in connection with an assignment by Tenant of its interests in the Lease pursuant to the preceding section, (l) the holders of ninety percent (90%) in aggregate principal amount of the Outstanding Bonds shall file with the Trustee their prior written consent to such assignment, and
(2) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under the Lease; then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

      8.4 Mergers and Consolidations with Related Entities. Notwithstanding the provisions of Section 8.2 , if Tenant shall assign its interests in the Lease in connection with a transaction involving the merger or consolidation of Tenant with or into, or a sale, lease or other disposition of all or substantially all of the

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

property of Tenant as an entirety to another person, association, corporation or other entity, and (l) the Original Purchaser shall file with the Trustee its prior written consent to such assignment, and (2) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under the Lease; then and in such event, consent of the Issuer to such assignment shall not be required and Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

      8.5 Mergers and Consolidations. Notwithstanding the provisions of Section
8.2 , if Tenant shall assign its interests in the Lease in connection with a transaction involving the merger or consolidation of Tenant with or into, or a sale, lease or other disposition of all or substantially all of the property of Tenant as an entirety to another person, association, corporation or other entity, and (l) the Original Purchaser shall file with the Trustee its prior written consent to such assignment, and (2) the proposed assignee shall expressly assume and agree to perform all of the obligations of Tenant under the Lease; then and in such event Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

      8.6 Covenant Against Other Assignments. Tenant will not assign or in any manner transfer its interests under the Lease, nor will it suffer or permit any assignment thereof by operation of law, except in accordance with the limitations, conditions and requirements herein set forth.

                                  ARTICLE IX

      9.1 Repairs and Maintenance. Tenant covenants and agrees that it will keep and maintain the Project and all parts thereof in good condition and repair, ordinary wear and tear excepted, including but not limited to the furnishing of all parts, mechanisms and devices required to keep the machinery, equipment and personal property constituting a part of the Project in good mechanical and working order, and that during said period of time it will keep the Project and all parts thereof free from filth, nuisance or conditions unreasonably increasing the danger of fire.

      9.2 Removal, Disposition and Substitution of Machinery and Equipment. Tenant shall have the right, provided Tenant is not in default in the payment of Basic Rent and Additional Rent, to remove and sell or otherwise dispose of any machinery and equipment which constitutes a part of the Project and which are no longer used by Tenant or, in the opinion of Tenant, are no longer useful to Tenant in its operations (whether by reason of changed processes, changed techniques, obsolescence, depreciation or otherwise), subject, however, to the following conditions:

      (1) With respect only to such items of machinery and equipment that originally cost in excess of 10% of the combined aggregate principal amount of the Bonds then Outstanding under the Indenture, to the following:

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

      (a) Prior to any such removal, Tenant shall deliver to the Trustee a certificate signed by Tenant (i) containing a complete description, including the make, model and serial numbers, if any, of any machinery and equipment constituting a part of the Project which it proposes to remove, (ii) stating that such removal will not impair the use of the Project or the security for payment of the Bonds (iii) stating what disposition, if any, of the machinery and equipment is to be made by Tenant after such removal and the consideration to be received by Tenant therefor, if any, and (iv) setting forth the original cost of such machinery and equipment.

      (b) Prior to any such removal, Tenant shall pay the consideration received by Tenant, if any, for such machinery and equipment as set forth in said certificate to the Trustee and the Trustee shall deposit such amount in the Principal and Interest Payment Account.

      (c) Tenant may remove any machinery and equipment constituting a part of the Project without first complying with the provisions of subparagraph (b) above; provided, however, that Tenant shall promptly replace any such machinery and equipment so removed with machinery and equipment of the same or a different kind but which are capable of performing a similar function or some other function needed for Tenant's operations at the Project, and the machinery and equipment so acquired by Tenant to replace such machinery and equipment shall be deemed a part of the Project. Within Thirty (30) days after any such replacement by Tenant, Tenant shall deliver to the Trustee a certificate of the Tenant setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which Tenant has acquired to replace the machinery and equipment so removed by Tenant, the cost thereof and that said machinery and equipment have been installed.

      (2) The provisions of subparagraph 1(a) and (b) above shall not apply with respect to such items of machinery and equipment that originally cost less than an amount equal to 10% of the combined aggregate principal amount of the Bonds then Outstanding under the Indenture. In no event shall Tenant in any calendar year pursuant to this Subsection (2) remove items of machinery and equipment having an aggregate original cost in excess of 20% of the combined aggregate principal amount of the Bonds then Outstanding under the Indenture without the consent of the Owners of at least 51% of the aggregate principal amount of all Bonds then Outstanding.

      All machinery and equipment constituting a part of the Project and removed by Tenant pursuant to this Section shall become the absolute property of Tenant and may be sold or otherwise disposed of by Tenant without accounting to Issuer with respect thereto. In all cases, Tenant shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage caused thereby. Tenant's rights under this Article to remove machinery and equipment constituting a part of the Project is intended only to permit Tenant to maintain an efficient operation by the removal of such machinery and equipment no longer suitable to Tenant's use for any of the reasons set forth in this paragraph and such right is not to be construed to permit a removal under any other circumstances and shall not be construed to permit the wholesale removal of such machinery and equipment by Tenant.

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                                   ARTICLE X

      10.1 Alteration of Project. Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Project as Tenant from time to time may deem necessary or advisable; provided, however, Tenant shall not make any major addition, change or alteration which will adversely affect the intended use or structural strength of any part of the Project. All additions, changes and alterations made by Tenant pursuant to the authority of this Article shall (a) be made in a workmanlike manner and in compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Project; provided, however, that additions of machinery, equipment and/or personal property of Tenant, not purchased or acquired from funds deposited with the Trustee hereunder and not constituting a part of the Project shall remain the separate property of Tenant and may be removed by Tenant prior to expiration of the Term of the Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain in the Project after the termination of the Lease for any cause other than the purchase of the Project pursuant to Article XVI hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.

                                  ARTICLE XI

      11.1 Additional Improvements. Tenant shall have and is hereby given the right, at its sole cost and expense, to construct on the Land or within areas occupied by the Improvements, or in airspace above the Project, such additional buildings and improvements as Tenant from time to time may deem necessary or advisable. All additional buildings and improvements constructed by Tenant pursuant to the authority of this Article shall, during the Basic Term and any Additional Term, remain the property of Tenant and may be added to, altered or razed and removed by Tenant at any time during the Term hereof. Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Project because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted (c) to promptly and with due diligence either raze and remove from the Land, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by Tenant pursuant to this Article which remain in place after the termination of the Lease for any cause other than the purchase of the Project pursuant to Article XVI hereof shall, upon and in the event of such termination, become the separate and absolute property of Issuer.

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

                                  ARTICLE XII

      12.1 Securing of Permits and Authorizations. Tenant shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of the Lease.

      12.2 Mechanics' Liens. Tenant shall not do or suffer anything to be done whereby the Project, or any part thereof, may be encumbered by any mechanics' or other similar lien and if, whenever and so often as any mechanics' or other similar lien is filed against the Project, or any part thereof, Tenant shall discharge the same of record within a reasonable time after the date of filing. Notice is hereby given that Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to Tenant or anyone claiming by, through or under Tenant upon credit, and that no mechanics' or similar lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of Issuer in and to the Project, or any part thereof.

      12.3 Contest of Liens. Tenant, notwithstanding the above, shall have the right to contest any such mechanics' or other similar lien if within said Thirty
(30) day period stated above it (i) notifies Issuer in writing of its intention so to do, and if requested by Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to Issuer as surety, in favor of Issuer or cash, in the amount of the lien claim so contested, indemnifying and protecting Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

      12.4 Utilities. All utilities and utility services used by Tenant in, on or about the Project shall be contracted for by Tenant in Tenant's own name and Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

                                 ARTICLE XIII

      13.1 Indemnity. Tenant shall and hereby covenants and agrees to indemnify, protect, defend and save Issuer and the Trustee harmless from and against any and all claims, demands, liabilities and costs,

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

including attorneys' fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring in, on or about the Project during the Term hereof, and upon timely written notice from Issuer or the Trustee, Tenant shall defend Issuer and the Trustee in any action or proceeding brought thereon; provided, however, that nothing contained in this Section shall be construed as requiring Tenant to indemnify Issuer or the Trustee for any claim resulting from any act or omission of Issuer or the Trustee, or their respective agents and employees. Notwithstanding any other provisions herein contained, the provisions of this
Section 13.1 shall constitute an agreement between the Issuer and the Tenant, and for the benefit of the Trustee, which shall survive the termination of the Lease whether resulting from payment of the Bonds or for any other reason.

                                  ARTICLE XIV

      14.1 Access to Project. Issuer, for itself and its duly authorized representatives and agents, reserves the right to enter the Project upon reasonable notice and at all reasonable times during usual business hours throughout the Basic Term and the Additional Term for the purpose of (a) examining and inspecting the same, (b) performing such work made necessary by reason of Tenant's default under any of the provisions of the Lease, and (c) while an Event of Default is continuing hereunder, for the purpose of exhibiting the Project to prospective purchasers, lessees or mortgagees. Issuer may, during the progress of said work mentioned in (b) above, keep and store on the Project all necessary materials, supplies and equipment and shall not be liable for necessary inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

                                  ARTICLE XV

      15.1 Option to Extend Term. Tenant shall have and is hereby given the right and option, to extend the term of the Lease for the Additional Term with the written consent of Issuer provided that (a) Tenant shall give Issuer written notice of its intention to exercise each such option at least Thirty (30) days prior to the expiration of the Basic Term and (b) Tenant is not in default hereunder in the payment of Basic Rent or Additional Rent at the time it gives Issuer such notice or at the time the Additional Term commences. In the event Tenant exercises any of such options, the terms, covenants, conditions and provisions set forth in the Lease shall be in full force and effect and binding upon Issuer and Tenant during the Additional Term except that Tenant covenants and agrees that the Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such Additional Term.

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

                                  ARTICLE XVI

      16.1 Option to Purchase Project. Subject to the provisions of this Article, Tenant shall have the right and option to purchase the Project at any time during the Term hereof. Tenant shall exercise its aforesaid option by giving Issuer written notice of Tenant's election to exercise its option and specifying the date, time and place of closing, which date (the "Closing Date") shall neither be earlier than Thirty (30) days nor later than One Hundred Eighty
(180) days after the notice is given. Tenant may not, however, exercise its said option if Tenant is in default hereunder on the Closing Date.

      16.2 Quality of Title and Purchase Price. If said notice of election to purchase be given as aforesaid, Issuer shall and covenants and agrees to sell and convey its interests in and to the Project to Tenant on the Closing Date free and clear of all liens and encumbrances whatsoever except (a) those to which the title was subject on the date of Tenant's conveyance to Issuer of the Project, or to which title became subject with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its covenants or obligations under the Lease, (b) taxes and assessments, general and special, if any, (c) Permitted Encumbrances and (d) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for the price and sum as follows (which Tenant shall and covenants and agrees to pay in cash at the time of delivery of Issuer's deed or other instrument or instruments of transfer to the Project to Tenant as hereinafter provided):

      (i) The full amount which is required to provide Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said Bonds in full, plus

      (ii)  $1,000.00.

Nothing in this Article shall release or discharge Tenant from its duty or obligation under the Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of the Lease, becomes due and payable prior to the Closing Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by Tenant prior to the Closing Date.

      16.3 Closing of Purchase. On the Closing Date Issuer shall deliver to Tenant its special warranty deed or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Project to Tenant free and clear of all liens and encumbrances whatsoever except as set forth in the preceding section above or conveying such other title to the Project as may be acceptable to Tenant, and then and there Tenant shall pay the full purchase price

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                                     -26-
for the Project as follows: (a) the amount specified in clause (i) of Section
16.2 shall be paid to the Trustee who shall deposit the same in the Principal and Interest Payment Account and shall use the same to pay or redeem the Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (ii) of said Section 16.2 shall be paid to Issuer; provided, however, nothing herein shall require Issuer to deliver its said special warranty deed or other appropriate instrument or instruments of assignment or conveyance to Tenant until after all duties and obligations of Tenant under the Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to Tenant of Issuer's said special warranty deed or other appropriate instrument or instruments of assignment or conveyance and payment of the purchase price by Tenant, the Lease shall, ipso facto, terminate.

      16.4 Effect of Failure to Complete Purchase. If, for any reason whatsoever, the purchase of the Project by Tenant pursuant to valid notice of election to purchase given as aforesaid is not effected on the Closing Date, the Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

      (a) If such purchase is not effected on the Closing Date because of the failure or refusal of Tenant to fully perform and observe all of the covenants and conditions herein contained on Tenant's part to be performed or observed to the Closing Date, Tenant shall be deemed to be in default under the Lease and Issuer shall have such rights and Tenant shall have such duties and obligations as are stated in
            Article XX hereof with like effect as though written notice of default had been given and any grace period for the correction of such default had expired and said default remains unsatisfied.

      (b) If such purchase is not effected on the Closing Date because on said date Issuer does not have and is unable to convey to Tenant such title to the Project as Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project. In the event the Issuer is unable to cure such defect in its title to the Project, Tenant shall have the right to cancel the Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.

      16.5 Application of Condemnation Awards if Tenant Purchases Project. The right of Tenant to exercise its option to purchase the Project under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project by a governmental authority other than the Issuer. If Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by Issuer after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by Issuer in connection with such condemnation shall belong and be paid to Tenant.

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

                                 ARTICLE XVII

      17.1  Damage and Destruction.

      (a) If, during the Basic Term, the Project is damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

      (b) If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing. In such case, any Net Proceeds of casualty insurance received with respect to any such damage or loss to the Project shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss. Any amount remaining in the Project Replacement Fund after such rebuilding, repairing, restoring or replacing shall be deposited into the Principal and Interest Payment Account.

      (c) If the Tenant shall determine that rebuilding, repairing, restoring or replacing the Project is not practicable and desirable, any Net Proceeds of casualty insurance received with respect to any such damage or loss to the Project shall be paid into the Principal and Interest Payment Account. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

      (d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any period in which the Project is damaged or destroyed, or is being repaired, rebuilt, restored or replaced nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under the Lease nor of any other obligations of the Tenant under the Lease except as expressly provided in this Section.

      17.2 Condemnation.

      (a) If, during the Basic Term title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain, the Tenant shall, within 90 days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire or construct substitute improvements.

      (b) If the Tenant shall determine that such substitution is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute improvements. In such case, any Net Proceeds received from any award or awards with respect

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                                     -28-
to the Project or any part thereof made in such condemnation or eminent domain proceedings shall be paid to the Trustee and shall be deposited in the Project Replacement Fund and shall be used and applied for the purpose of paying the cost of such substitution. Any amount remaining in the Project Replacement Fund after such acquisition or construction shall be deposited into the Principal and Interest Payment Account.

      (c) If the Tenant shall determine that it is not practicable and desirable to acquire or construct substitute improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Principal and Interest Payment Account. The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

      (d) The Tenant shall not, by reason of its inability to use all or any part of the Project during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under the Lease nor of any other obligations hereunder except as expressly provided in this Section.

      (e) The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof. In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Tenant; provided that nothing herein shall be deemed to adversely affect any condemnation proceedings initiated by the Issuer for its own intents and purposes.

                                 ARTICLE XVIII

      18.1 Termination by Reason of Change of Circumstances. If, at any time during the Basic Term, a Change of Circumstances occurs, then and in such event Tenant shall have the option to purchase the Project pursuant to Article XVI hereof or option to terminate the Lease by giving Issuer notice of such termination within Ninety (90) days after Tenant has actual knowledge of the event giving rise to such option; provided, however, that such termination shall not become effective unless and until none of the Bonds are Outstanding.

                                  ARTICLE XIX

      19.1 Remedies on Default. Whenever any Event of Default shall have happened and be continuing, the Issuer may take any one or more of the following remedial actions:

      (a) By written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under the Lease by the Tenant to be immediately due and payable as damages from the Tenant, whereupon the same shall become immediately due and payable by the Tenant.

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      (b) Give Tenant written notice of intention to terminate the Lease on a date specified therein, which date shall not be earlier than Ten (10) days after such notice is given and, if all Events of Default have not then been cured on the date so specified, Tenant's rights to possession of the Project shall cease, and the Lease shall thereupon be terminated, and Issuer may re-enter and take possession of the Project as of Issuer's former estate; or

      (c) without terminating the term hereof, or the Lease, re-enter the Project or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Project without terminating the term or the Lease, Issuer shall use reasonable diligence to relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as Issuer may deem advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project by Issuer shall be construed as an election on Issuer's part to terminate the Lease, and no such re-entry or taking of possession by Issuer shall relieve Tenant of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or of any of its other obligations under the Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay the Basic Rent and Additional Rent provided for in the Lease until the end of the Term, whether or not the Project shall have been relet, less the net proceeds, if any, of any reletting of the Project after deducting all of Issuer's expenses incurred in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, legal expenses, expenses of employees, alteration costs and expenses of preparation of the Project for reletting.

      Net proceeds of any reletting shall be deposited in the Principal and Interest Payment Account. Having elected to re-enter or take possession of the Project pursuant to subsection (c) hereunder, Issuer may (subject, however, to any restrictions against termination of the Lease in the Indenture), by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation under the Lease, elect to terminate the Lease in accordance with subsection (b) hereunder. If, in accordance with any of the foregoing provisions of this Article, Issuer shall have the right to elect to re-enter and take possession of the Project, Issuer may enter and expel Tenant and those claiming through or under Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of covenant.

      19.2 Survival of Obligations. Tenant covenants and agrees with Issuer and the Bondowner that until the Bonds and the interest thereon and redemption premium, if any, are paid in full or provision made for the payment thereof in accordance with the Indenture, its obligations under the Lease shall survive the cancellation and termination of the Lease, for any cause, and that Tenant shall continue to pay Basic Rent and Additional Rent and perform all other obligations provided for in the Lease, all at the time or times provided in the Lease.

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      19.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Lease or now or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein.

                                  ARTICLE XX

      20.1 Performance of Tenant's Obligations by Issuer. If Tenant shall fail to keep or perform any of its obligations as provided in the Lease, then Issuer or Trustee may (but shall not be obligated to do so) upon the continuance of such failure on Tenant's part for Ninety (90) days after notice of such failure is given Tenant by Issuer or the Trustee and without waiving or releasing Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and Tenant shall reimburse Issuer for all sums so paid by Issuer or Trustee and all necessary or incidental costs and expenses incurred by Issuer in performing such obligations through payment of Additional Rent. If such Additional Rent is not so paid by Tenant within ninety (90) days of demand, Issuer shall have the same rights and remedies provided for in Article XVII in the case of default by Tenant in the payment of Basic Rent.

                                  ARTICLE XXI

      21.1 Surrender of Possession. Upon accrual of Issuer's right of re-entry as the result of an uncured Event of Default hereunder or upon the cancellation or termination of the Lease by lapse of time or otherwise, Tenant shall peacefully surrender possession of the Project to Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall have the right, prior to or within Sixty (60) days after the termination of the Lease, to remove from or about the Project the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which Tenant owns under the provisions of the Lease and not constituting a part of the Project. All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of Tenant. All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by Tenant and which are not so removed from or about the Project prior to or within Sixty (60) days after the termination of the Lease shall become the separate and absolute property of Issuer.

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                                  ARTICLE XXII

      22.1 Notices. All notices required or desired to be given hereunder shall be in writing and shall be delivered in person to the Notice Representative or mailed by registered or certified mail, return receipt requested, to the Notice Address. All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are received.

                                 ARTICLE XXIII

      23.1 Net Lease. The parties hereto agree (a) that the Lease is intended to be a net lease, (b) that the payments of Basic Rent and Additional Rent are designed to provide Issuer and the Trustee with funds adequate in amount to pay all principal of and interest on the Bonds as the same become due and payable and to pay and discharge all of the other duties and obligations imposed upon, or assumed by, Tenant as set forth herein, and (c) that to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide Issuer and the Trustee with funds sufficient for the purposes aforesaid, Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

      23.2 Funds Held by Trustee After Payment of Bonds. If, after the principal of and interest on the Bonds and all costs incident to the payment of Bonds have been paid in full, the Trustee holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in the Lease and the Indenture and after payment therefrom to Issuer of any sums of money then due and owing by Tenant under the terms of the Lease, be the absolute property of and be paid over forthwith to Tenant.

                                 ARTICLE XXIV

      24.1 Rights and Remedies. The rights and remedies reserved by Issuer and Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights. No one of them shall be exhausted by the exercise thereof on one or more occasions. Issuer and Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of the Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

      24.2 Waiver of Breach. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such default or defaults which were in existence at the time such payment or payments or performance were accepted by it.

1677850N.003

      24.3 Parties Shall Not Unreasonably Withhold Consents and Approvals. Wherever in the Lease it is provided that Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, Issuer shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules. Wherever in the Lease it is provided that Tenant shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, Tenant shall not unreasonably, arbitrarily or unnecessarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules, nor will Tenant unreasonably, arbitrarily or unnecessarily delay giving such approvals or consents.

                                  ARTICLE XXV

      25.1 Quiet Enjoyment and Possession. Issuer covenants that so long as Tenant shall not be in default under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Project.

                                 ARTICLE XXVI

      26.1 Investment Tax Credit; Depreciation. Tenant shall be entitled to claim the full benefit of (l) any investment credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (2) any deduction for depreciation with respect to the Project from federal or state income taxes. Issuer agrees that it will upon Tenant's request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to Tenant.

      26.2 Financial Information. So long as the Bonds are Outstanding and unpaid and subject to the terms of the Indenture, the Tenant shall, within one hundred eighty (180) days after the close of each fiscal year, furnish to the Trustee and the Issuer the Tenant's audited consolidated financial statements for the year then ended prepared by an independent certified public accountant.

                                 ARTICLE XXVII

      27.1 Amendments. The Lease may be amended, changed or modified by an agreement in writing executed by Issuer and Tenant, in accordance with the provisions of Article XII of the Indenture.

      27.2 Granting of Easements. If no Event of Default under the Lease shall have happened and be continuing, Tenant may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of Issuer or the Bondowners, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as Tenant shall determine, and Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or

1677850N.003
privilege or any such agreement or other arrangement, upon receipt by Issuer of:
(i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a written application signed by the Authorized Tenant Representative requesting such instrument and (iii) a certificate executed by Tenant stating (a) that such grant or release is not detrimental to the proper conduct of the business of Tenant, and (bb) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Bondowners. If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of Issuer and the Bondowners and shall not be affected by any termination of the Lease or default on the part of Tenant hereunder. If no Event of Default shall have happened and be continuing, any payments or other consideration received by Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of Tenant, but, in the event of the termination of the Lease or continuing Event of Default, all rights then existing of Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by Issuer.

      27.3 Security Interests. Issuer and Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of Issuer in and to the Project. The Trustee shall file or cause to be filed all such instruments required to be so filed and shall continue or cause to be continued the liens of such instruments for so long as the Bonds shall be Outstanding.

      27.4 Construction and Enforcement. The Lease shall be construed and enforced in accordance with the laws of the State. The provisions of the Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture. Wherever in the Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

      27.5 Invalidity of Provisions of Lease. If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

      27.6 Covenants Binding on Successors and Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      27.7 Section Headings. The section headings hereof are for the convenience of reference only and shall not be treated as a part of the Lease or as affecting the true meaning of the provisions hereof. The reference to section numbers herein or in the Indenture shall be deemed to refer to the numbers preceding each section.

      27.8 Execution of Counterparts. The Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

1677850N.003

      27.9 Equal Employment Opportunity. The Tenant covenants and agrees for itself, its principals, if any, successors and assigns that it shall not unlawfully discriminate against any person or group thereof upon the basis of race, color, religion, sex or national origin in its use or occupancy of the Project, and the Tenant further agrees that, in compliance with all applicable laws, it shall be bound by, among others, the following duties and obligations in its use of occupancy of the Project:

      (a) The Tenant will not unlawfully discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Tenant will take affirmative action to insure that the applicants are employed and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or terminations; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Tenant agrees to post in conspicuous places available to employees and applicants for employment notice setting forth the provisions of this nondiscrimination clause.

      (b) The Tenant will, in all solicitation or advertisements for employees placed by or on behalf of the Tenant, state that all qualified applicants shall receive consideration for employment without regard to race, color, religion, sex or national origin.

      (c) The Tenant will send to each labor union or representative of workers with which they have a collective bargaining agreement or other contract or understanding in connection with the Project a notice to be provided advising the labor union or worker's representative of the Tenant's commitments to Equal Employment Opportunity and nondiscriminatory treatment of persons or groups of persons as above defined, and Tenant shall post copies in conspicuous places available to employees and applicants for employment.

      (d) The Tenant will comply with all provisions of the Civil Rights Act of 1964, as amended, 42 United States Code 2000, et seq.; Executive Order 11246, as well as the rules and regulations issued pursuant thereto; the Kansas Act against Discrimination, K.S.A. 44-1001, et seq., as amended; and any ordinances of the City of Wichita presently existing or to be hereinafter enacted providing for Equal Employment Opportunity and Nondiscrimination for all persons.

      (e) The Tenant will furnish all information and reports required by the federal, state and municipal laws last above mentioned, and by the rules, regulations and orders issued pursuant thereto, and will permit access to its books, records and accounts by Issuer for the purpose of investigation to ascertain compliance with such laws.

      (f) In the event of noncompliance with any of the requirements of this Section or with any of the said rules, regulations or orders, the Tenant may be declared ineligible for further use of Industrial Revenue Bonds issued by Issuer. Issuer shall in such case be also entitled to the use of such other sanctions as may be imposed or remedies provided by law, including equitable relief in the nature of injunction or other appropriate remedies, provided that in no event shall breach or violation of any of the requirements of this section, or any of said rules, regulations or orders be deemed an Event of Default under this Lease. In the

1677850N.003
event Tenant is found to have breached or violated any of the requirements of this Section any costs or expenses incurred by Issuer in the course of enforcing the same shall be reimbursed by the Tenant upon demand therefor by the Issuer by making payment for the same directly to the Issuer.

                 [Remainder of page left blank intentionally]

1677850N.003

      IN WITNESS WHEREOF, the parties hereto have executed these presents and have caused the same to be dated as of the day and year first above written.

                                    CITY OF WICHITA, KANSAS

                                    By: /S/ Bob Knight
                                       -----------------------
[SEAL]                                 Bob Knight, Mayor

ATTEST:
/s/ Pat Burnett
------------------------------
Pat Burnett, City Clerk
                                                "ISSUER"

                                ACKNOWLEDGMENT

STATE OF KANSAS         )
                        ) ss:
SEDGWICK COUNTY         )

      BE IT REMEMBERED that on this 8th day of December, 1997, before me, a notary public in and for said County and State, came Bob Knight, Mayor of the City of Wichita, Kansas, a municipal corporation of the State of Kansas, and Pat Burnett, City Clerk of said City, who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said City, and such persons duly acknowledged the execution of the same to be the act and deed of said City.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

                                           /s/ Sandra K. Snider
                                          -------------------------------------
                                          Notary Public in and for  said County
                                          and State
       [seal]

My Appointment Expires:
                       ------------------------------

1677850N.003

                                          ROYAL CARIBBEAN CRUISES LTD.

                                          By: /s/ Richard J. Glasier
                                             ---------------------------------
                                          Name: /s/ Richard J. Glasier
                                          Title: Executive Vice President &
                                                 Chief Financial Officer


                                                "TENANT"

STATE OF FLORIDA        )
                        ) SS:
 DADE    COUNTY         )
------

      BE IT REMEMBERED that on this 15th day of December, 1997, before me, a notary public in and for said County and State, came Richard J. Glasier, Executive Vice President & Chief Financial Officer of Royal Caribbean Cruises Ltd., a Liberian corporation, on behalf and acknowledged to me that they executed the same for the purposes therein expressed, acting for and on behalf of said corporation, each in his capacity as such officer.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

                               /s/ Stephanie Levy
                             -----------------------------------------------
                             Notary Public in and for said County and State

My Appointment Expires:         10/31/2000
                       --------------------------------        [seal]

                                  APPENDIX A

               Form of Certificate for Payment of Project Costs

                             CITY OF WICHITA, KANSAS
                                  PROJECT FUND
                         (ROYAL CARIBBEAN CRUISES LTD.)
                              PAYMENT ORDER NO. __

INTRUST Bank, N.A.
100 North Main
Wichita, Kansas 67202

Dear Sir:

      You are hereby authorized and directed by the undersigned, the Authorized Tenant Representative, acting on behalf of Royal Caribbean Cruises Ltd. (the "Tenant") to disburse funds held by you as Trustee in the above mentioned Project Fund for the purposes and in the amounts set forth in the Payment Schedules attached hereto and incorporated herein by reference (the "Payment Schedules").

      I hereby certify that the amounts requested in the attached Payment Schedules have either been advanced by the Tenant or are justly due to contractors, subcontractors, suppliers, vendors, materialmen, engineers, architects or other persons named in the Payment Schedules who have performed necessary and appropriate work in connection with the design of or the installation of machinery, equipment or personal property, or have furnished necessary and appropriate materials in the construction or acquisition of land, buildings and improvements constituting a part of the Project. I further certify that the fair value of such work or materials, machinery and equipment is not exceeded by the amount requested.

      I further certify that, except for the amounts set forth in the Payment Schedules, there is no outstanding indebtedness which is now due and payable for labor, wages, materials, supplies or services in connection with the construction of said buildings and improvements or the purchase and/or installation of machinery, equipment and personal property which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialmen's statutory or other similar lien upon the Project or any part thereof.

      I further certify that no part of the amounts set forth in the Payment Schedules have been the basis for any previous withdrawal of any moneys from the said Project Fund.

1677850N.003

                            Appendix A - Page 1

      I further certify that each of the representations and covenants on the part of the Tenant contained in the Lease dated as of December 1, 1997, by and the City of Wichita, Kansas, as Issuer and the Tenant were, on the date of said Lease, and on the date hereof, true and correct in all respects and are being complied with in every respect.

      I further certify that the amounts set forth in the Payment Schedules constitute Project Costs.

      EXECUTED at Wichita, Kansas, this ____ day of __________, 19__.


                                          ---------------------------------
                                          Authorized Tenant Representative

1677850N.003

                            Appendix A - Page 2

                     EXHIBIT 1 - Payment Order No. 1

                               PAYMENT SCHEDULE

      I hereby request payment of the amounts specified below to the payees whose names and addresses are stated below, and I certify that the description of the purchase or nature of each payment is reasonable, accurate and complete:

                               PAYMENT SCHEDULE

Payee Name  Payee Address     Purpose of Payment     Amount
----------  -------------     ------------------     ------
      TOTAL

                                                         --------
1677850N.003                                             Initials

                            Appendix A - Page 3

                       EXHIBIT 2 - Payment Order No. ____

                                PAYMENT SCHEDULE
                           FOR MACHINERY AND EQUIPMENT

      I hereby request payment of the amounts specified below to the payees whose names and addresses are stated below, and I certify that the description of the purchase or nature of each payment is reasonable, accurate and complete:

                               PAYMENT SCHEDULE

Payee Name  Payee Address      Description of Equipment     Amount
----------  -------------      ------------------------     ------

                                                            --------
1677850N.003                                                Initials

                            Appendix A - Page 4

                                  SCHEDULE I

            SCHEDULE I TO THE TRUST INDENTURE OF THE CITY OF WICHITA, KANSAS, AND INTRUST BANK, N.A., WICHITA, KANSAS, AS TRUSTEE, DATED AS OF DECEMBER 1, 1997 AND TO THE LEASE DATED AS OF DECEMBER 1, 1997 BY AND BETWEEN SAID CITY AND ROYAL CARIBBEAN CRUISES LTD.

                           PROPERTY SUBJECT TO LEASE

      (a) The following described real property located in Sedgwick County, Kansas, to wit:

      Lots 1, 2 and 3, Rock Island Industrial Park Addition, Wichita, Sedgwick County, Kansas.

      (b) All buildings, improvements, machinery, equipment and furnishings purchased with the proceeds of the Bonds and located on any of the above-described real property, and more specifically described as follows:

      A 23,000 square foot facility to be used as an auxiliary reservations call center.

The property interests described in paragraphs (a) and (b) of this Schedule I constitute the "Project" as referred to in said Lease and said Indenture.

1677850N.003

                            Schedule I - Page 1

                                                HINKLE ELKOURI LAW FIRM L.L.C.

================================================================================

                              FIRST SUPPLEMENTAL
                               LEASE AGREEMENT

                                BY AND BETWEEN

                            CITY OF WICHITA, KANSAS

                                      AND

                          ROYAL CARIBBEAN CRUISES LTD.

                             DATED DECEMBER 1, 2000

================================================================================

16771030n004
FIRST SUPPLEMENTAL LEASE

                                                                        Page
                                                                        ----

                        TABLE OF CONTENTS
              Parties ...............................................      1
              Recitals Parties ......................................      1

                            ARTICLE I

Section  1.1  Definitions of Words and Terms ........................      1
Section  1.2  Incorporation of Terms in the Lease ...................      8
Section  1.3  Representations and Covenants by Tenant ...............      8
Section  1.4  Representations and Covenants by Issuer ...............      9

                           ARTICLE II

Section  2.1  Granting of Leasehold .................................      9

                           ARTICLE III

Section  3.1  First Supplemental Basic Rent .........................      9
Section  3.2  Acquisition of 2000 Bonds .............................     10
Section  3.3  First Supplemental Additional Rent ....................     10
Section  3.4  Rent Payable Without Abatement or Setoff...............     10
Section  3.5  Prepayment of First Supplemental Basic Rent ...........     10
Section  3.6  Deposit of Rental Payments by Trustee .................     11

                           ARTICLE IV

Section  4.1  Disposition of Original Proceeds.......................     11

                            ARTICLE V

Section  5.1  Acquisition of 2000 Project ...........................     11
Section  5.2  2000 Project Contracts ................................     11

16771030n004
FIRST SUPPLEMEAL LEASE

                                                                        Page
                                                                        ----
Section  5.3  Payment of Project Costs ..............................     11
Section  5.4  Completion of 2000 Project ............................     12

                           ARTICLE VI

Section  6.1  Ad Valorem Taxes ......................................     12
Section  6.2  Payment In Lieu of Taxes ..............................     13

                           ARTICLE VII

Section  7.1  Use of Project ........................................     14
Section  7.2  Option to Extend Term..................................     14

                          ARTICLE VIII

Section  8.1  Default ...............................................     14

                           ARTICLE  X

Section  9.1  Option to Purchase Project ............................     15
Section  9.2  Quality of Title and Purchase Price....................     15
Section  9.3  Closing of Purchase....................................     16
Section  9.4  Effect of Failure to Complete Purchase.................     16
Section  9.5  Application of Condemnation Awards if Tenant
              Purchases Project .....................................     17

                           ARTICLE XI

Section  10.1 Other Lease Provisions ................................     17
Section  10.2 Ratification and Confirmation of the 1997 Lease .......     17
Section  10.3 Invalidity of Provisions ..............................     18
Section  10.4 Covenants Binding on Successors and Assigns ...........     18
Section  10.5 Section Headings ......................................     18
Section  10.6 Execution of Counterparts .............................     18

16771030n004
FIRST SUPPLEMENTAL LEASE

                                                                        Page
                                                                        ----
              Signatures, Seals & Acknowledgments ...................     19

              Schedule I - Property Subject to Lease

16771030n004
FIRST SUPPLEMENTAL LEASE

                       FIRST SUPPLEMENTAL LEASE AGREEMENT

      This First Supplemental Lease Agreement, dated as of December 1, 2000 (the "First Supplemental Lease"), by and between the City of Wichita, Kansas, a municipal corporation of the State of Kansas (the "Issuer" or "City"), and Royal Caribbean Cruises Ltd., a corporation organized under the laws of Liberia and qualified to conduct business in the State of Kansas (the "Tenant");

                              W I T N E S S E T H:

      WHEREAS, Issuer is an existing municipality, a city of the first class, believing itself to have full power and authority to enter into this First Supplemental Lease, acting by and through its governing body, as authorized by K.S.A. 12-1740 to 12-1749d, inclusive, as amended; and

      WHEREAS, the Issuer has previously issued an initial series of its taxable industrial revenue bonds designated "City of Wichita, Kansas, Taxable Industrial Revenue Bonds, Series XI, 1997 (Royal Caribbean Cruises Ltd.)" in the aggregate principal amount of $6,000,000 (the "1997 Bonds") for the purpose of purchasing, acquiring, constructing and equipping a telephone reservation center in an existing facility to be located in the City of Wichita, Kansas (the "1997 Project"); and

      WHEREAS, for the purpose of providing funds to acquire and/or reimburse Royal Caribbean Cruises Ltd. for the construction and equipping of additional improvements on the site of the 1997 Project, to acquire, purchase and install certain machinery and equipment therein, and to acquire a site adjacent to the 1997 Project and construct parking facility improvements thereon,(collectively, the "2000 Project"), the Issuer intends to issue and sell its Taxable Industrial Revenue Bonds, Series III, 2000 (Royal Caribbean Cruises Ltd.) in the amount of $19,800,000 (the "2000 Bonds") (the 1997 Project together with the 2000 Project being referred to herein collectively as the "Project"); and

      WHEREAS, the 2000 Bonds shall be on parity with the 1997 Bonds and shall be equally and ratably secured by a pledge of the Project and by a pledge of all rentals under the Lease; and

      WHEREAS, Ordinance No. 44-818 of the Issuer, authorizing the 2000 Bonds (the "2000 Ordinance") authorizes a certain First Supplemental Trust Indenture, dated as of December 1, 2000 (the "First Supplemental Indenture"), between the Issuer and INTRUST Bank, N.A., Wichita, Kansas (the "Trustee"); and

      WHEREAS, Issuer, in furtherance of the purposes and pursuant to the provisions of the laws of the State, including the Act, and in order to provide for the industrial and commercial development and welfare of the City of Wichita, Kansas, and its environs, and to provide employment opportunities for its citizens and to promote the economic stability of the State of Kansas, intends to:

      (a) Provide for the acquisition, purchasing, construction and installing of the 2000 Project;

16771030n004
FIRST SUPPLEMENTAL LEASE

      (b) Lease the Project to the Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

      (c) Issue, for the foregoing purposes, the 2000 Bonds under and pursuant to and subject to the provisions of the Act and a First Supplemental Indenture (as hereinafter defined), said First Supplemental Indenture being incorporated herein by reference and authorized by an ordinance of the governing body of the Issuer; and

      WHEREAS, the Tenant, consistent with the foregoing intent of Issuer, desires to lease the Project from Issuer for the rentals and upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises, of other good and valuable considerations, and of the mutual benefits, covenants and agreements herein contained, the parties hereto hereby make this First Supplemental Lease and agree as follows:

                                   ARTICLE I

      Section 1.1 Definitions of Words and Terms. In addition to the words and terms defined elsewhere in the Lease, and in the Indenture, the following words and terms as used in this First Supplemental Lease shall have the following meanings, unless some other meaning is plainly intended:

      "Act" means K.S.A. 12-1740 to 12-1749d, inclusive, as amended.

      "Additional Bonds" means any Bonds issued in addition to the 1997 Bonds and the 2000 Bonds pursuant to Section 209 of the 1997 Indenture.

      "Authorized Tenant Representative" means Vice President, Human Resources, of Royal Caribbean Cruises Ltd. or such persons at the time designated to act on behalf of the Tenant as evidenced by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Tenant by its President, Vice President, Treasurer, Secretary or any Assistant Secretary. Such certificate may designate an alternate or alternates, each of whom shall be entitled to perform all duties of the Authorized Tenant Representative.

      "Bond Counsel" means such attorney or firm of attorneys acceptable to the Issuer, the Trustee and the Tenant.

      "Bonds" means the 1997 Bonds and the 2000 Bonds, together with any Additional Bonds.

16771030n004
FIRST SUPPLEMENTAL LEASE

      "Certificate of Completion" means, for purposes of the 2000 Bonds, a written certificate signed by the Authorized Tenant Representative stating that
(i) the 2000 Project has been completed in accordance with the plans and specifications prepared or approved by Issuer or Tenant, as the case may be;
(ii) the 2000 Project has been completed in a good and workmanlike manner; (iii) no mechanic's or materialmen's liens have been filed, nor is there any basis for the filing of such liens, with respect to the 2000 Project; (iv) all Improvements constituting a part of the 2000 Project are located or installed upon the Land; and (v) if required by an ordinance duly adopted by Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to the 2000 Project.

      "Completion Date" means, for purposes of the 2000 Bonds, the date of completion of the acquisition, purchase, construction and installation of the 2000 Project.

      "Construction Period" means, for purposes of the 2000 Bonds, the period from the beginning of construction of the 2000 Project to the Completion Date.

      "Event of Default" means any one of the following events:

      (1) Failure of Tenant to make any payment of Basic Rent under the 1997 Lease or First Supplemental Basic Rent at the time and in the amount required hereunder; or

      (2) Failure of Tenant to make any payment of Additional Rent under the 1997 Lease and First Supplemental Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of this Lease on the Tenant's part to be observed or performed, and the same is not remedied within Thirty (30) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default, provided that the (i) Tenant has commenced such correction within said 30-day period, and (ii) Tenant diligently prosecutes such correction to completion); or

      (3)   An Event of Bankruptcy; or

      (4)   The Tenant abandons the Project.

      "First Supplemental Additional Rent" shall mean all reasonable or necessary fees, charges and expenses of the Trustee, all Impositions, all amounts required under the First Supplemental Lease, all other payments of whatever nature which the Tenant has agreed to pay or assume under the provisions of this First Supplemental Lease, and all expenses (including reasonable attorneys' fees) incurred by the Issuer or the Trustee in connection with the enforcement of any rights under this First Supplemental Lease or the First Supplemental Indenture.

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

      "First Supplemental Additional Term" means that term commencing on the last day of the First Supplemental Basic Term and terminating five years thereafter.

      "First Supplemental Basic Rent" means the monthly pro rata amount (payable commencing January 1, 2001 and continuing until the 2000 Bonds are paid), which amount, when added to First Supplemental Basic Rent Credits, is sufficient to pay, on any Payment Date, all principal of, redemption premium, if any, and interest on the 2000 Bonds which is due and payable on such Payment Date.

      "First Supplemental Basic Rent Credits" shall mean all funds on deposit in the Principal and Interest Payment Account and available for the payment of the principal of, redemption premium, if any, and the interest on the 2000 Bonds on any Payment Date therefor.

      "First Supplemental Basic Rent Payment Date" means, for purposes of the 2000 Bonds, each Payment Date applicable thereto.

      "First Supplemental Indenture" means the First Supplemental Trust Indenture dated as of December 1, 2000, by and between the Issuer and the Trustee.

      "First Supplemental Lease" means this First Supplemental Lease by and between the Issuer and the Tenant dated as of December 1, 2000.

      "First Supplemental Basic Term" shall mean that term commencing as of the date of this First Supplemental Lease and ending when the principal of, premium, if any and interest on all the Bonds are paid pursuant to the provisions of the Indenture hereinafter described.

      "Guarantor" means that person or entity (whether one or more) who, or which, execute and deliver the Guaranty Agreement.

      "Guaranty Agreement" means, for purposes of the 2000 Bonds, the separate Guaranty Agreement, dated as of December 1, 2000, of the Guarantor or Guarantors named therein and in favor of the Trustee for the benefit of the 2000 Bondowners, required pursuant to the provisions of this Indenture.

      "Improvements" means the buildings, structures, facilities, machinery, equipment and other property more specifically described in Subsection (B) of
Schedule I attached hereto and made a part hereof, including, but not limited to, the buildings, structures, facilities, machinery, equipment and other property purchased in whole or in part from the proceeds of any Bonds.

      "Indenture" means the 1997 Indenture, as supplemented and amended by the First Supplemental Indenture and any further supplemental indentures executed and delivered in accordance with the provisions thereof.

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

      "Interest Payment Date" means, for purposes of the 2000 Bonds, January 1 and July 1 in each year, commencing as of July 1, 2001 and terminating when the principal of, redemption premium, if any, and interest on the Bonds have been fully paid.

      "Land" means the real property purchased in whole or in part from the proceeds of any Bonds, as more specifically described in Schedule I attached hereto and made a part hereof.

      "Lease" means the 1997 Lease, as from time to time amended and supplemented in accordance with the provisions thereof and of Article XII of the 1997 Indenture, including by this First Supplemental Lease.

      "1997 Bonds" means the City of Wichita, Kansas Taxable Industrial Revenue Bonds, Series XI, 1997 (Royal Caribbean Cruises Ltd.), dated December 1, 1997 in the aggregate principal amount of $6,000,000.

      "1997 Indenture" means that certain Trust Indenture dated as of December 1, 1997, by and between Issuer and Trustee providing for the issuance and securing payment of the 1997 Bonds.

      "1997 Lease" means the Lease Agreement by and between the City, as Issuer or Landlord, and the Tenant, dated December 1, 1997, as from time to time amended and supplemented in accordance with the provisions thereof and of
Article XII of the 1997 Indenture.

      "1997 Ordinance" means the Issuer's Ordinance No. 43-641 adopted on November 25, 1997 and authorizing the issuance of the 2000 Bonds.

      "1997 Project" means and includes the Issuer's interest in the Land and Improvements acquired, constructed or installed with proceeds of the 1997 Bonds, as described on Schedule I attached hereto.

      The term "Notice Address" shall mean:

      (1)   With respect to the Tenant:

            Royal Caribbean Cruises Ltd.
            1050 Caribbean Way
            Miami, Florida 33132-2096
            Attn: Vice President, Human Resources

            with a copy to:

            General Counsel
            Royal Caribbean Cruises Ltd.

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

            1050 Caribbean Way
            Miami, Florida 33132-2096

      (2)   With respect to the Issuer:

            City of Wichita, Kansas
            City Hall - 455 North Main
            Wichita, Kansas  67202
            Attn:  City Clerk

      (3)   With respect to the Trustee:

            INTRUST Bank, N.A.
            100 North Main
            Wichita, Kansas 67202
            Attn:  Corporate Trust Department

      "Original Proceeds" means, for purposes of the 2000 Bonds, all proceeds, including accrued interest, derived from the sale of the 2000 Bonds to the Original Purchaser.

      "Original Purchaser" means, for purposes of the 2000 Bonds, Royal Caribbean Cruises Ltd., a corporation organized under the laws of Liberia and qualified to do business in the State of Kansas.

      "Payment Date" means, for purposes of the 2000 Bonds, any date on which the principal of or interest on any 2000 Bond is payable.

      "Principal and Interest Payment Account" means that account (including the Subaccounts thereof) authorized and established with the Trustee by Section 601 of the 1997 Indenture, ratified by Section 601 of the First Supplemental Indenture and designated the "City of Wichita, Kansas, Principal and Interest Payment Account (Royal Caribbean Cruises Ltd.)".

      "Principal Payment Date" means, for purposes of the 2000 Bonds, January 1, 2011.

      "Project" means and includes the Issuer's interest in the 1997 Project and the 2000 Project together with any future Project Additions.

      "Project Costs" means, for purposes of the 2000 Bonds, those costs incurred in connection with the 2000 Project and the Project generally, including:

      (1) All costs and expenses necessary or incident to the acquisition of such of the 2000 Project as are acquired, constructed or in progress at the date of such acquisition;

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

      (2) Fees and expenses of architects, appraisers, surveyors and engineers for estimates, surveys, soil borings and soil tests and other preliminary investigations and items necessary to the commencement of construction, preparation of plans, drawings and specifications and supervision of construction, as well as for the performance of all other duties of architects, appraisers, surveyors and engineers in relation to the construction, furnishing and equipping of the 2000 Project or the issuance of the 2000 Bonds;

      (3) All costs and expenses incurred in constructing, acquiring, installing, furnishing or equipping the 2000 Project;

      (4) Payment of interest actually incurred on any interim financing obtained from a lender unrelated to the Tenant for performance of work on the 2000 Project prior to the issuance of the 2000 Bonds;

      (5)   Costs of Issuance

      "Project Fund" means that account (including the Subaccounts thereof) authorized and established with the Trustee by Section 501 of the 1997 Indenture, ratified by Section 501 of the First Supplemental Indenture and designated "City of Wichita, Kansas, Project Fund (Royal Caribbean Cruises Ltd.)."

      "Project Replacement Fund" means that account authorized and established with the Trustee by Section 601 of the 1997 Indenture, ratified by Section 601 of the First Supplemental Indenture and designated "City of Wichita, Kansas, Project Replacement Fund (Royal Caribbean Cruises Ltd.)."

      "Rental Payments" means the aggregate of the Basic Rent and Additional Rent payments provided for pursuant to the 1997 Lease, as well as any and all supplemental Basic Rent or supplemental Additional Rent payments required by any supplemental lease, including the First Supplemental Basic Rent and First Supplemental Additional Rent.

      "Tenant" means Royal Caribbean Cruises Ltd., a Liberian corporation duly qualified to do business in the State, and the successors or assigns to its interest under the Lease.

      "Term" means, collectively, the Basic Term, the First Supplemental Basic Term and any Additional Term as provided by the Lease.

      "Trust Estate" means the Trust Estate described in the Granting Clauses of the 1997 Indenture and the First Supplemental Indenture.

      "Trustee" means INTRUST Bank, N.A., in the City of Wichita, Kansas, in its capacity as trustee, bond registrar, fiscal agent and insurance trustee and its successor or successors and any other corporation

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

or association which at the time may be substituted in its place pursuant to and at the time serving as Trustee under the Indenture, as amended.

      "2000 Bonds" means the City of Wichita, Kansas, Industrial Revenue Bonds, Series III, 2000 (Royal Caribbean Cruises Ltd.), in the aggregate principal amount of $19,800,000.

      "2000 Ordinance" means Ordinance No.44-818 of the City of Wichita, Kansas, which specifically authorizes the issuance of the 2000 Bonds.

      "2000 Project" means and includes the Issuer's interest in the Land and Improvements acquired, constructed or installed with proceeds of the 2000 Bonds, as described on Schedule I attached hereto.

      Section 1.2 Incorporation of Terms in the Lease. The words and terms defined in Section 1.1 of this First Supplemental Lease are hereby incorporated in the Lease and to the extent said words and terms previously defined in the Lease, the definitions herein shall supersede such previous definitions.

      Section 1.3 Representations and Covenants by Tenant. The Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

      (a) Due Organization and Authority of Tenant. Tenant represents that it is a Liberian corporation, duly authorized and qualified to do business in the State of Kansas, with lawful power and authority to enter into this Lease, acting by and through its duly authorized officers.

      (b) Maintenance of Existence by Tenant. The Tenant or other entity into which it may be merged shall maintain and preserve its existence and organization as a corporation or other legal entity and its authority to do business in the State of Kansas and to operate the Project. Tenant shall not initiate any proceedings of any kind whatsoever to dissolve or liquidate without
(1) securing the prior written consent thereto of the Issuer, which consent will not be unreasonably withheld, and (2) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds. Tenant covenants to take appropriate steps to extend its corporate existence if necessary by reason of an impending expiration of corporate existence before the Bonds are paid.

      (c) No Conflicts. Tenant represents that neither the execution and delivery of this First Supplemental Lease, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of the Lease contravenes any provisions of the Tenant's Articles of Incorporation or Bylaws or conflicts with or results in a breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or constitutes a default (disregarding any required notice or the passage of any period of time) under any of the foregoing, or results in creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the

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

Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

      (d) Valid Obligations. The Lease constitutes a legal, valid and binding obligation of the Tenant enforceable in accordance with its terms.

      Section 1.4 Representations and Covenants by Issuer. The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

      (a) In the opinion of the City Attorney, it is a municipal corporation existing under the Constitution and laws of the State of Kansas. To the best of its knowledge, Issuer has the power to enter into and perform the Lease and the Indenture and to carry out its obligations hereunder and thereunder.

      (b) It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused any lien, claim or encumbrance to be placed against, the Project, except for the Lease, the pledge of the Project pursuant to the Indenture and Permitted Encumbrances.

      (c) Except as otherwise provided herein or in the Indenture, it will not during the First Supplemental Basic Term or the Additional Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause any lien, claim or encumbrance (other than any applicable special assessments) to be placed against, the Project, except the Lease, the pledge of the Project pursuant to the Indenture and Permitted Encumbrances.

      (d) It has, to the best of its knowledge, duly authorized the execution and delivery of the First Supplemental Lease and the First Supplemental Indenture and the issuance, execution and delivery of the 2000 Bonds.

                                  ARTICLE II

      Section 2.1 Granting of Leasehold. Issuer by these presents hereby rents, leases and lets unto Tenant and Tenant hereby rents, leases and hires from Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth, the 2000 Project for the First Supplemental Basic Term, subject to the restriction that no existing buildings, nor any new buildings constructed or placed upon the property, either temporarily or permanently, shall be used for housing the operation of any multi-game, casino-style gambling on the premises.

                                  ARTICLE III

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      Section 3.1 First Supplemental Basic Rent. In addition to the Basic Rent required by Section 3.1 of the 1997 Lease, the Issuer reserves, and the Tenant covenants and agrees to pay to the Trustee, for the account of the Issuer and during the First Supplemental Basic Term, for deposit in the 2000 Subaccount of the Principal and Interest Payment Account, on or before 10:00 o'clock a.m., Miami, Florida time, on each First Supplemental Basic Rent Payment Date, the First Supplemental Basic Rent in immediately available funds.

      Section 3.2 Acquisition of 2000 Bonds. In the event Tenant acquires any Outstanding 2000 Bonds, it may present the same to Issuer for cancellation, and upon such cancellation, Tenant's obligation to pay First Supplemental Basic Rent shall be reduced accordingly, but in no event shall Tenant's obligation to pay First Supplemental Basic Rent be reduced in such a manner that the Trustee shall not have on hand in the Principal and Interest Payment Account funds sufficient to pay the maturing principal of, redemption premium, if any, and interest on the Bonds as and when the same shall become due and payable in accordance with the provisions of the First Supplemental Indenture.

      Section 3.3 First Supplemental Additional Rent. In addition to the Additional Rent required by Section 3.3 of the 1997 Lease, within thirty (30) days after receipt of written notice thereof, the Tenant shall pay any First Supplemental Additional Rent.

      Section 3.4 Rent Payable Without Abatement or Setoff. Tenant covenants and agrees with and for the express benefit of Issuer and the Bondowner that all payments of First Supplemental Basic Rent and First Supplemental Additional Rent shall be made by Tenant as the same become due, and that Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether Issuer's title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of Tenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any political subdivision of either, any change in Issuer's legal organization or status, or any default of Issuer hereunder, and regardless of the invalidity of any action of Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of the Lease, and Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under the Lease or which releases or purports to release Tenant therefrom. Nothing in the Lease shall be construed as a waiver by Tenant of any rights or claims Tenant may have against Issuer under the Lease or otherwise, but any recovery upon such rights and claims shall be had from Issuer separately, it being the intent of the Lease that Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under the Lease (including the obligation to pay First Supplemental Basic Rent and First Supplemental Additional Rent) for the benefit of the Bondowners.

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

      Section 3.5 Prepayment of First Supplemental Basic Rent. Tenant may at any time prepay all or any part of the First Supplemental Basic Rent without premium or penalty.

      Section 3.6 Deposit of Rental Payments by Trustee. The Trustee shall deposit, use and apply all payments of First Supplemental Basic Rent and First Supplemental Additional Rent in accordance with the provisions of this First Supplemental Lease and the Indenture.

                                  ARTICLE IV

      Section 4.1 Disposition of Original Proceeds. The Original Proceeds of the 2000 Bonds shall be paid over to the Trustee for the account of Issuer. The Trustee shall, first, promptly pay from such Original Proceeds into the Principal and Interest Payment Account the full amount of any accrued interest and premium, if any, received upon such sale. The remainder of the proceeds of the 2000 Bonds shall be deposited by the Trustee in the Project Fund in the amounts and for the uses contemplated by the First Supplemental Indenture.

                                   ARTICLE V

      Section 5.1 Acquisition of 2000 Project. The Tenant shall, prior to or concurrently with the issuance of the 2000 Bonds, convey or cause to be conveyed to the Issuer such of the 2000 Project as is then completed, installed or in progress. The Tenant shall also concurrently with such conveyance make provisions for the discharge of any liens or encumbrances incurred by it in connection with the construction, installation or development of the 2000 Project.

      Section 5.2 2000 Project Contracts. It is recognized by the parties hereto that prior to the execution hereof Tenant may have entered into certain contracts with respect to the acquisition and/or construction of the 2000 Project, and that after the execution hereof, Tenant will enter into certain future contracts with respect to the acquisition and/or construction of the 2000 Project. All of said contracts are hereinafter referred to as the "2000 Project Contracts." Prior to the execution hereof, certain work has been or may have been performed pursuant to said 2000 Project Contracts or otherwise. Tenant hereby conveys, transfers and assigns to Issuer all of Tenant's rights in, but not its duties under, the 2000 Project Contracts. After the execution hereof, Tenant shall cause the 2000 Project Contracts to be fully performed by the contractor(s) thereunder in accordance with the terms thereof, and Tenant covenants to cause the Improvements to be acquired, constructed and/or completed in accordance with the 2000 Project Contracts. Tenant warrants that the construction and/or acquisition of the Improvements in accordance with said 2000 Project Contracts will result in the 2000 Project being suitable for use by Tenant for its purposes. Any and all amounts received by Issuer, Trustee or Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the 2000 Subaccount of the Project Fund.

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      Section 5.3 Payment of Project Costs. Issuer hereby agrees to pay the
Project Costs, but solely from the 2000 Subaccount of the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form set forth in Appendix A to the 1997 Lease, which is incorporated herein by reference, provided, however, that the Trustee shall not be obligated to make any payments hereunder if an Event of Default hereunder has occurred and is continuing.

      The sole obligation of Issuer under this paragraph shall be to authorize the Trustee and the Trustee is hereby directed, to make such disbursements upon receipt of such certificates. The Trustee may rely fully on any such directions and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent trustee.

      Project Costs which are for the purchase and acquisition of any machinery and equipment constituting a part of the 2000 Project shall be paid upon receipt by the Trustee of a certificate signed by the Authorized Tenant Representative in the form provided by Exhibit 2 to Appendix A to the 1997 Lease, which is incorporated herein by reference, and accompanied by such additional information as the Trustee may require provided, however, that the Trustee shall not be obligated to make any payments hereunder if an Event of Default hereunder has occurred and is continuing.

      The sole obligation of Issuer under this Section shall be to authorize the Trustee to make such disbursements upon receipt of said certificates. The Trustee may rely fully on any such certificate and shall not be required to make any independent investigation in connection therewith, except that with respect to requests for reimbursements directly to Tenant, the Trustee shall require such supporting evidence as would be required by a reasonable and prudent trustee. All machinery, equipment and/or personal property acquired, in whole or in part, with funds from the 2000 Subaccount of the Project Fund pursuant to this section shall be and become part of the 2000 Project.

      Section 5.4 Completion of 2000 Project. Tenant warrants that the 2000 Project, when completed, will be necessary or useful in its development for use by Tenant for its purposes. Tenant covenants and agrees to proceed diligently to complete the 2000 Project. Upon completion of the 2000 Project, Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion to the Trustee, and the date of such delivery shall be the Completion Date.

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                                  ARTICLE VI

      Section 6.1 Ad Valorem Taxes.

      (a) Subject to the provisions of Section 6.2 hereof, the parties acknowledge that under the existing provisions of K.S.A. 79-201a, as amended, it is their intention that the property constructed or purchased with the proceeds of the 2000 Bonds shall be entitled to exemption from ad valorem taxation for a period of ten (10) calendar years after the calendar year in which the 2000 Bonds are issued, provided proper application is made therefor. Issuer covenants that, except as otherwise allowed herein, it will not voluntarily take any action intended to cause or induce the levy or assessment of ad valorem taxes on the 2000 Project so long as the Issuer holds title to said property and any of the 2000 Bonds are outstanding and unpaid or for said ten (10) year period, whichever shall be the shorter time. Issuer further covenants that it will reasonably cooperate with Tenant to make all necessary filings regarding the application for such ad valorem tax exemption on or before March 1 in the calendar year following the calendar year in which the 2000 Bonds were issued, and will cooperate with Tenant in regard to annual filings from time to time in an effort to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-210 et seq. and the regulations of the State Department of Revenue. Notwithstanding any of the foregoing provisions, if the Tenant fails to demonstrate a good faith effort to achieve its proposed employment goals or its Equal Opportunity/Affirmative Action goals, the City may revoke the tax abatement by either imposing payments in lieu of taxes in an amount equal to the ad valorem taxes on the 2000 Project which the Tenant would otherwise be required to pay except for this Section 6.1(a) (which the Tenant hereby agrees to pay) or by declining to make the annual exemption filing with the County Appraiser's Office.

      (b) The parties hereto acknowledge their understanding that under the existing provisions of K.S.A. 79-201a, as amended, the property constructed or purchased with the proceeds of the 2000 Bonds (including specifically the 2000 Project), shall be entitled to exemption from ad valorem taxation for the periods above-described without regard to whether such property is located in an environmental redevelopment project area created under K.S.A. 12-1771a. Notwithstanding the parties' understanding, nothing herein shall be deemed to limit the Issuer's authority to create any such areas pursuant to K.S.A. 12-1771a, nor the Issuer's authority to create redevelopment project areas pursuant to K.S.A. 12-1770 et seq., generally.

      (c) Nothing in paragraphs (a) or (b) above shall be construed as affecting the tax exemption provided in Article XI of the 1997 Lease.

      Section 6.2  Payment in Lieu of Taxes.

      (a) Notwithstanding the provisions of Section 6.1(a) above, the Tenant agrees to make a payment in lieu of taxes in each year in which tax abatement is in effect in an amount equal to the 2000 ad

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

valorem taxes which, but for the provisions of Section 6.1(a) above, would have been due and payable on the Land which constitutes a part of the 2000 Project (excluding all improvements).

      (b) Notwithstanding the provisions of Section 6.5(a) of the 1997 Lease, the Tenant agrees to make a payment in lieu of taxes in each year in which tax abatement is in effect in an amount equal to the 1996 ad valorem taxes (i.e., $12,621.00), which, but for the provisions of Section 6.5(a) of the 1997 Lease, would have been due and payable on the Land and such Improvements as were in existence on January 1, 1997 which constitute a part of the 1997 Project.

      (c) The Issuer and the Tenant hereby acknowledge and agree that, notwithstanding the provisions of Section 6.1(a) above, in the year 2005 the Issuer will review the 2000 Project's qualification for tax exemption. Should the Issuer not approve the second five-year period of abatement for the 2000 Project, the Tenant agrees that the Issuer may discontinue annual filings, or in the alternative, Tenant will make a payment in lieu of taxes commencing in the year 2006 in an amount equal to the ad valorem taxes on the 2000 Project which the Tenant would otherwise be required to pay except for the provisions of
Section 6.1(a) above.

                                  ARTICLE VII

      Section 7.1 Use of Project. Subject to the provisions of the Lease, as amended, Tenant shall have the right to use the Project (including the 2000 Project) for any and all purposes allowed by law and contemplated by the Constitution of the State and the Act. Tenant shall comply with all statutes, laws, resolutions, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this First Supplemental Lease. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of Tenant to comply with the provisions of this Article.

      Section 7.2 Option to Extend Term. Tenant shall have and is hereby given the right and option, to extend the term of the First Supplemental Lease for the First Supplemental Additional Term with the written consent of Issuer provided that (a) Tenant shall give Issuer written notice of its intention to exercise each such option at least Thirty (30) days prior to the expiration of the First Supplemental Basic Term and (b) Tenant is not in default hereunder in the payment of First Supplemental Basic Rent or First Supplemental Additional Rent at the time it gives Issuer such notice or at the time the First Supplemental Additional Term commences. In the event Tenant exercises any of such options, the terms, covenants, conditions and provisions set forth in the First Supplemental Lease shall be in full force and effect and binding upon Issuer and Tenant during the

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

First Supplemental Additional Term except that Tenant covenants and agrees that the First Supplemental Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such First Supplemental Additional Term.

                                 ARTICLE VIII

      Section 8.1 Default. Remedies, notices and grace periods upon the occurrence of an Event of Default and the rights and duties of the respective parties hereto in connection with default, shall be as set forth in the 1997 Lease.

                                  ARTICLE IX

      Section 9.1 Option to Purchase Project. Subject to the provisions of this Article, Tenant shall have the right and option to purchase the 1997 Project, the 2000 Project or the Project as a whole at any time during the Term hereof. Tenant shall exercise its aforesaid option by giving Issuer written notice of Tenant's election to exercise its option and specifying the portion of the Project to be purchased and the date, time and place of closing, which date (the "Closing Date") shall neither be earlier than Thirty (30) days nor later than One Hundred Eighty (180) days after the notice is given. Tenant may not, however, exercise its said option if Tenant is in default hereunder on the Closing Date.

      Section 9.2 Quality of Title and Purchase Price. If said notice of election to purchase be given as aforesaid, Issuer shall and covenants and agrees to sell and convey its interests in and to the Project or a portion thereof to the Tenant on the Closing Date free and clear of all liens and encumbrances whatsoever except (a) those to which the title was subject on the date of Tenant's conveyance to Issuer of the specified portion of the Project, or to which title became subject with Tenant's written consent, or which resulted from any failure of Tenant to perform any of its covenants or obligations under the Lease, (b) taxes and assessments, general and special, if any, (c) Permitted Encumbrances and (d) the rights, titles and interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for the price and sum as follows (which Tenant shall and covenants and agrees to pay in cash at the time of delivery of Issuer's deed to or other instrument(s) of transfer of the Project or the specified portion thereof to Tenant as hereinafter provided):

      (a)    1997 Project

            (i) The full amount which is required to provide Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding 1997 Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first

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                  occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said 1997 Bonds in full, plus

            (ii)  $1,000.00;

      (b)   2000 Project

            (i) The full amount which is required to provide Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding 2000 Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said 2000 Bonds in full, plus

            (ii)  $1,000.00;

      (c)   The Project as a whole

            (i) The full amount which is required to provide Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said Bonds in full, plus

            (ii)  $1,000.00.

Nothing in this Article shall release or discharge Tenant from its duty or obligation under the Lease to make any Rental Payment which, in accordance with the terms of the Lease, becomes due and payable prior to the Closing Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by Tenant prior to the Closing Date.

      Section 9.3 Closing of Purchase. On the Closing Date Issuer shall deliver to Tenant its special warranty deed or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Project or the specified portion thereof to Tenant free and clear of all liens and encumbrances whatsoever except as set forth in the preceding section above or conveying such other title to the Project or portion thereof as may be acceptable to Tenant, and then and there Tenant shall pay the full purchase price for the Project or portion thereof as follows: (a) the amount specified in clause (a)(i), (b)(i) or (c)(i) of Section 9.2, as appropriate, shall be paid to the Trustee who shall deposit the same in the appropriate subaccount of the Principal and Interest Payment Account and shall use the same to pay or

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redeem the corresponding series of Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (a)(ii), (b)(ii) or
(c)(ii) of said Section 9.2, as appropriate, shall be paid to Issuer; provided, however, nothing herein shall require Issuer to deliver its said special warranty deed or other appropriate instrument or instruments of assignment or conveyance to Tenant until after all duties and obligations of Tenant under the Lease to the date of such delivery have been fully performed and satisfied. Upon the delivery to Tenant of Issuer's said special warranty deed or other appropriate instrument or instruments of assignment or conveyance and payment of the purchase price by Tenant, the Lease shall, ipso facto, terminate with respect to the portion of the Project purchased by the Tenant.

      Section 9.4 Effect of Failure to Complete Purchase. If, for any reason whatsoever, the purchase of the Project or any portion thereof by Tenant pursuant to valid notice of election to purchase given under Section 9.1 hereof is not effected on the Closing Date, the Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that:

      (a) If such purchase is not effected on the Closing Date because of the failure or refusal of Tenant to fully perform and observe all of the covenants and conditions herein contained on Tenant's part to be performed or observed to the Closing Date, Tenant shall be deemed to be in default under the Lease and Issuer shall have such rights and Tenant shall have such duties and obligations as are stated in
            Article XX of the 1997 Lease with like effect as though written notice of default had been given and any grace period for the correction of such default had expired and said default remains unsatisfied.

      (b) If such purchase is not effected on the Closing Date because on said date Issuer does not have and is unable to convey to Tenant such title to the Project or portion thereof as Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project. In the event the Issuer is unable to cure such defect in its title to the Project, Tenant shall have the right to cancel the Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.

      Section 9.5 Application of Condemnation Awards if Tenant Purchases Project. The right of Tenant to exercise its option to purchase the Project or portion thereof under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project by a governmental authority other than the Issuer. If Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by Issuer after the payment of said purchase price, less all attorneys' fees and other expenses and costs incurred by Issuer in connection with such condemnation shall belong and be paid to Tenant.

                                   ARTICLE X

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      10.1 Other Lease Provisions. Except as may be amended, supplemented or modified by this First Supplemental Lease, all of the provisions of the 1997 Lease shall be in force and effect and shall be applicable to the Land and Improvements described in Schedule I hereto and to the 2000 Bonds and to this First Supplemental Lease mutatis mutandis. As used in the 1997 Lease, the term "Bonds" shall mean and include the 1997 Bonds, the 2000 Bonds and any Additional Bonds issued pursuant to the Indenture.

      10.2 Ratification and Confirmation of the 1997 Lease. Except as may be specifically amended, supplemented or modified by the terms of this First Supplemental Lease, the 1997 Lease is hereby ratified and confirmed by the parties. By its execution hereof, to the extent any provision of this First Supplemental Lease amends or modifies the 1997 Lease, the Tenant intends to consent to such amendment and modification as Tenant.

      10.3 Invalidity of Provisions. If, for any reason, any provision of this First Supplemental Lease shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

      10.4 Covenants Binding on Successors and Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      10 .5 Section Headings. The section headings hereof are for the convenience of reference only and shall not be treated as a part of this First Supplemental Lease or as affecting the true meaning of the provisions hereof. The reference to section numbers herein shall be deemed to refer to the numbers preceding each section.

      10.6 Execution of Counterparts. This First Supplemental Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 [remainder of page left blank intentionally]

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

      IN WITNESS WHEREOF, the Issuer has caused this First Supplemental Lease Agreement to be executed and delivered in its name and behalf by and through its Mayor and City Clerk, dated as of the day and year first above written.

                                    CITY OF WICHITA, KANSAS
                                    as the "Issuer"


                                    By: /s/ Bob Knight
                                        ----------------------------------------
[SEAL]                                  Bob Knight, Mayor

ATTEST:
/s/ Pat Burnett
--------------------------------
Pat Burnett, City Clerk
                                                "ISSUER"

                                ACKNOWLEDGMENT

STATE OF KANSAS         )
                        ) ss:
SEDGWICK COUNTY         )

      BE IT REMEMBERED that on this 6th day of December, 2000, before me, a notary public in and for said County and State, came Bob Knight, Mayor of the City of Wichita, Kansas, a municipal corporation of the State of Kansas, and Pat Burnett, City Clerk of said City, who are personally known to me to be the same persons who executed, as such officers, the within instrument on behalf of said City, and such persons duly acknowledged the execution of the same to be the act and deed of said City.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

                                             By /s/ Patsy Ellis
                                               --------------------------------
                                                      Notary Public in and for
                                                         said County and State
My Appointment Expires:

       [seal]
----------------------

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

      IN WITNESS WHEREOF, the Tenant, pursuant to valid and subsisting resolutions of its Board of Directors, has caused this First Supplemental Lease to be executed and delivered in its name and behalf by its officers thereunto duly authorized, all the day and year first above written.

                                    ROYAL CARIBBEAN CRUISES LTD.
                                    as the "Tenant"

(Seal)                              By /s/ Thomas F. Murrill
                                      ---------------------------------------
                                      Thomas F. Murrill
                                      Vice President,
                                      Human Resources

                                ACKNOWLEDGMENT

STATE OF FLORIDA              )
                              ) ss:
DADE COUNTY                   )

      BE IT REMEMBERED that on this 5th day of December, 2000, before me, a notary public in and for said County and State, came Thomas F. Murrill, Vice President, Human Resources, of Royal Caribbean Cruises Ltd., a Liberian corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument on behalf of said corporation, and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.
                                                 /s/ Rosa Navarro
                                                ------------------------------
                                                      Notary Public in and for
                                                         said County and State
My Appointment Expires:
                          [seal]
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                                  SCHEDULE I

      SCHEDULE I TO THE FIRST SUPPLEMENTAL INDENTURE OF THE CITY OF WICHITA, KANSAS, AND INTRUST BANK, N.A., WICHITA, KANSAS, AS TRUSTEE, DATED AS OF DECEMBER 1, 2000, AND TO THE FIRST SUPPLEMENTAL LEASE, DATED AS OF DECEMBER 1, 2000, BY AND BETWEEN SAID CITY AND ROYAL CARIBBEAN CRUISES LTD.

                           PROPERTY SUBJECT TO LEASE

      (A)   The Land:

      (1) The 1997 Project Land. The following described real estate located in Sedgwick County, Kansas, to wit:

            Lots 1, 2 and 3, Rock Island Industrial Park Addition, Wichita, Sedgwick County, Kansas.

      (2) The 2000 Project Land. The following described real estate located in Sedgwick County, Kansas, to wit:

            Lot 4, Rock Island Industrial Park, City of Wichita, Sedgwick County, Kansas.

said real property constituting the "Land" as referred to in the Lease.

      (B) The buildings, improvements, machinery and/or equipment now or hereafter acquired constructed, reconstructed, remodeled or equipped or installed with the proceeds of any of the Bonds, including but not limited to the following:

      (1)   The 1997 Project Improvements.

      A 23,000 square foot facility to be used as an auxiliary reservations call center.

      (2)   The 2000 Project Improvements.

      Construction and equipping of a two-story office building of approximately 65,000 square feet located at 4729 South Palisade, Wichita, Kansas and construction of a parking lot located at 4645 South Palisade, Wichita, Kansas.

      The property described in paragraphs (A) and (B) of this Schedule I, together with any alterations or additional improvements properly deemed a part of the Project pursuant to and in accordance with the

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                            Schedule I - Page 1
provisions of Sections 11.1 and 12.1 of the 1997 Lease, constitute the "Project" as referred to in both the Lease and the Indenture.

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                            Schedule I - Page 2